     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                             @ ENTERTAINMENT, INC.

             (Exact name of Registrant as Specified in Its Charter)

                DELAWARE                                    4841                                   06-1487156
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)                 Classification Code)                      Identification No.)

                         ------------------------------

                              ONE COMMERCIAL PLAZA
                            HARTFORD, CT 06103-3585
                                 (860) 549-1674
       (Address, including zip code and telephone number, including area code, or registrant's principal executive offices)

                             ROBERT E. FOWLER, III
                             @ ENTERTAINMENT, INC.
                              ONE COMMERCIAL PLAZA
                            HARTFORD, CT 06103-3585
                                 (860) 549-1674
(Name, address, including zip code and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                               MARC R. PAUL, ESQ.
                                BAKER & MCKENZIE
                          815 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20006
                                 (202) 452-7034
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                       AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED             UNIT              PRICE(5)        REGISTRATION FEE
Note Warrants                                           1,027,200             N/A(1)              N/A(1)              N/A(1)
Common Stock, par value $.01 per share(2)              1,813,665(3)         $9.125(4)          $16,549,693          $4,600(8)
Series A 12% Cumulative Preference Shares, par
  value $.01 per share                                    45,000            $1,120(6)          $50,400,000          $14,011(9)
Series B 12% Cumulative Preference Shares, par
  value $.01 per share                                    5,000             $1,120(6)           $5,600,000          $1,557(10)
Series A Preference Warrants                              45,000            $1,100(7)          $49,500,000         $13,761(11)
Series B Preference Warrants                              5,000             $1,100(7)           $5,550,000          1,529(12)
Total                                                                                                                $35,458

(1) Pursuant to Rule 457(g), no registration fee is required for the Note Warrants since the shares of common stock underlying such warrants are being registered hereby.

(2) Represents the shares of common stock issuable upon the exercise of the Note Warrants.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

(3) In accordance with Rule 416 under the Securities Act of 1933, there are also being registered hereby such indeterminate number of additional shares of common stock and other securities as may become issuable from time to time pursuant to the adjustment provisions of the Note Warrants, common stock, Series A Preference Warrants and Series B Preference Warrants.

(4) Represents the price at which the Note Warrants may be exercised.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(5) Estimated in accordance with Rule 457(g) of the Securities Act of 1933, solely for the purpose of computing the amount of the registration fee.

(6) Based on Rule 457(a) of the Securities Act of 1933, represents the price equal to the liquidation preference plus 12%.

(7) Based on Rule 457(a) of the Securities Act of 1933, represents the price at which the Preference Warrants may be exercised.

(8) The registration fee for the common stock offered hereby, $4,600, is calculated under Rule 457(g) of the Securities Act of 1933 as follows: the product of .000278 and $16,549,000, which represents the proposed maximum offering price, based on the price at which the Note Warrants may be exercised.

(9) The registration fee for the Series A 12% Cumulative Preference Shares offered hereby, $14,011, is calculated under Rule 457(g) of the Securities Act of 1933 as follows: the product of .000278 and $50,400,000, which represents the proposed maximum offering price, based on the price equal to the liquidation preference plus 12%.

(10) The registration fee for the Series B 12% Cumulative Preference Shares offered hereby, $1,557, is calculated under Rule 457(g) of the Securities Act of 1933 as follows: the product of .000278 and $5,600,000, which represents the proposed maximum offering price, based on the price equal to the liquidation preference plus 12%.

(11) The registration fee for the Series A Preference Warrants offered hereby, $13,761, is calculated under Rule 457(g) of the Securities Act of 1933 as follows: the product of .000278 and $49,500,000, which represents the proposed maximum offering price, based on the price at which the Series A Preference Warrants may be exercised.

(12) The registration fee for the Series B Preference Warrants offered hereby, $153, is calculated under Rule 457(g) of the Securities Act of 1933 as follows: the product of .000278 and $550,000, which represents the proposed maximum offering price, based on the price at which the Series B Preference Warrants may be exercised.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 30, 1999

                             @ ENTERTAINMENT, INC.

    The following are the securities that security holders of our company and we are offering under this prospectus:

    - 1,027,200 Note Warrants

    - 1,813,665 shares of common stock

    - 45,000 Series A 12% Cumulative Preference Shares

    - 5,000 Series B 12% Cumulative Preference Shares

    - 45,000 Series A Preference Warrants

    - 5,000 Series B Preference Warrants

    We originally issued the Note Warrants to Merrill Lynch & Co. and Deutsche Bank Securities, the Series A 12% Cumulative Preference Shares and the Series A Preference Warrants to Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited and the Series B 12% Cumulative Preference Shares and Series B Preference Warrants to Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust in concurrent private placements on January 27, 1999.

    This prospectus provides you with a description of the securities that security holders of our company and we are offering. Each time any securities described in this prospectus are to be sold, we will, if necessary, provide the specific terms of those securities and the names of the selling security holders in a supplement to this prospectus. You should read this prospectus and any relevant supplement before you invest.

    Our common stock is quoted on the NASDAQ National Market under the symbol "ATEN."

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED ANY OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    ANY INVESTMENT IN THESE SECURITIES INVOLVES RISKS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 10 WHICH DESCRIBES SPECIFIC RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMPANY AS WELL AS WITH THESE PARTICULAR SECURITIES.

                  The date of this prospectus is June   , 1999

                               TABLE OF CONTENTS

Where You Can Find More Information...................................................           i
Incorporation of Certain Documents by Reference.......................................           i
Prospectus Summary....................................................................           1
Risk Factors..........................................................................          10
Ratio of Earnings to Combined Fixed Charges and Preference Dividends..................          22
Use of Proceeds.......................................................................          22
Address; Exchange Rate and Statistical Data...........................................          22
Selling Security Holders..............................................................          23
General Description of Securities Being Offered.......................................          25
Book Entry; Delivery and Form.........................................................          36
Plan of Distribution..................................................................          37
Legal Matters.........................................................................          38
Experts...............................................................................          38
Material Changes......................................................................          39
Special Note Regarding Forward Looking Statements.....................................          60

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933. The rules and regulations of the Commission allow us to omit some of the information in the registration statement from this prospectus. This prospectus is a summary of information and any statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. If we have filed such contract, agreement or other document as an exhibit to the registration statement, we urge you to read the exhibit carefully for a more complete understanding of the document or the matter involved. We qualify all of our statements by reference to the complete documents. The registration statement and its exhibits and schedules may be read at no cost to you and copied at the public reference section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information on its public reference rooms or visit the Commission's web site at http://www.sec.gov which contains the registration statement and its schedules and exhibits, as well as reports, proxy and information statements and other information that we have filed electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Commission allows us to "incorporate by reference" into this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of the prospectus, and later information we file with the Commission will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

    - Our Annual Report on Form 10-K for the year ended December 31,1998, dated March 30, 1999;

    - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

    - Our Current Reports on Form 8-K filed on June 9, 1999, June 2, 1999, May 12, 1999, May 7, 1999, February 24, 1999, February 1, 1999, January 25,
      1999, and January 14, 1999;

    - The description of common stock in our Registration Statement on Form 8-A, which was declared effective by the Commission on July 30, 1997; and

    - Our Solicitation/Recommendation Statement on Schedule 14D-9 filed on June 15, 1999 and as amended on June 28, 1999, and from time to time thereafter.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN THIS PROSPECTUS OR DELIVERED WITH THIS PROSPECTUS. WE WILL PROVIDE THESE DOCUMENTS WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON THE REQUEST OF SUCH PERSON TO: DONALD MILLER-JONES, @ ENTERTAINMENT, INC., ONE COMMERCIAL PLAZA, HARTFORD, CT 06103-3585, (860) 549-1674.

                                      (i)

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10.

                                  THE COMPANY

    We are the leading provider of pay television services in Poland and are engaged principally in providing cable television services, providing satellite television services and developing, packaging and delivering high-quality Polish-language programming.

    CABLE TELEVISION. We are the largest cable television operator in Poland in terms of the number of subscribers. As of March 31, 1999, we owned and operated cable networks running outside (referred to in the cable television industry as "passing") 1,624,100 homes and serving 948,200 total subscribers.

    DIGITAL SATELLITE DIRECT-TO-HOME BROADCASTING. We expanded our distribution capacity when we launched our digital satellite direct-to-home (known in the pay television business as "D-DTH") broadcasting service on September 18, 1998. This service is targeted at homes that are not subscribers to our cable television service. Our multi-channel Polish-language D-DTH service was the first D-DTH service available in Poland. This service is broadcast from our facilities in the United Kingdom.

    We have entered into an agreement with Philips Business Electronics B.V. for Philips to supply us with D-DTH reception systems for up to 500,000 subscribers to our D-DTH service. A reception system includes:

    - a satellite dish

    - a digital set top box

    - all related hardware

    Philips has also agreed to distribute, install and service these reception systems through its authorized retailers in Poland.

    As of March 31, 1999, we had sold to Philips' authorized retailers approximately 137,600 D-DTH packages, which included the rental of the D-DTH reception system, installation and a one-year subscription to our D-DTH service. As of March 31, 1999, Philips had sold and installed approximately 130,000 of these packages to consumers.

    PROGRAMMING. We offer a package of 24 channels (22 channels primarily in the Polish language) under the trade name "Wizja TV." We launched this package of channels on our cable television networks on June 5, 1998 and on our D-DTH system on September 18, 1998. We develop and own some of the channels and programming ourselves, and we license the rest from programming and channel suppliers.

                                  RISK FACTORS

    Our operations, the pay television industry in which we operate and this offering are subject to risks. Before you invest in our securities, you should consider the risks set forth in the section entitled "Risk Factors."

                                 OUR STRENGTHS

    We believe that we can compete successfully in the Polish pay television market and take advantage of the significant viewer demand for multi-channel high-quality Polish-language programming because:

    - We have the leading market position as the largest cable television operator and first Polish-language D-DTH service provider in Poland.

    - We have secured exclusive Polish pay television rights to channels and events we believe will be attractive to Polish consumers.

    - Our advanced technology allows our cable networks to be cost-effectively reconfigured to provide more channels and other services, such as voice and data transmission.

    - We have a strong D-DTH distribution network with Philips, which has agreed to distribute, install and service D-DTH reception systems to up to 500,000 subscribers through its authorized retailers in Poland.

    - Our cable systems currently reach a large number of subscribers as a percentage of homes passed (known in the cable industry as "penetration"), and we have had a low rate of termination by subscribers (known in the cable industry as "churn").

    - We have made a substantial investment in infrastructure, by developing our production and transmission facility in Maidstone, United Kingdom and our centralized call center in Katowice, Poland.

    - We have a strong management team with extensive experience in the television industry.

                               BUSINESS STRATEGY

    Our principal objective is to enhance our position as the leading provider of pay television in Poland by capitalizing on favorable opportunities that we believe exist in Poland in the cable television, D-DTH and programming markets.

    Our business strategy is designed to increase our market share and subscriber base and to maximize revenue per subscriber. To accomplish our goals, we intend to do the following:

    - Develop and control the content of our programming;

    - Increase our distribution capabilities through internal growth and through acquisitions;

    - Control our management of subscribers by using advanced information systems; and

    - Establish Wizja TV as the leading brand name in the Polish pay television industry.

                                 FINANCING PLAN

    The development of our businesses will require significant capital to fund capital expenditures, working capital, debt service and operating losses, including contractual commitments in connection with our D-DTH and programming businesses.

    - On January 20, 1999, we received approximately $9.5 million in net proceeds from the sale of our Series C Senior Discount Notes due 2008.

    - On January 27, 1999, we received approximately $96.0 million in net proceeds from the sale of the 14 1/2% Senior Discount Notes due 2009 and Note Warrants, as well as approximately $48.2 million in net proceeds from the sale of our Series A 12% Cumulative Preference Shares, Series B 12% Cumulative Preference Shares and Preference Warrants.

    - As of March 31, 1999, we had approximately $128.0 million in cash and cash equivalents on hand.

    We believe that the net proceeds of these three sales and cash on hand will provide us with sufficient capital to fulfill our current business plan and to fund our commitments until we achieve positive cash flow from operations. However, for a description of situations when we may need additional financing, see "Risk Factors--We May Need to Obtain Additional Financing if Our Plans or Assumptions Change and the Terms of the Additional Financing May Restrict Our Operations or Reduce Our Cash Flow." In addition, if the tender offer described in the section of this prospectus entitled "Material Changes" is completed and United Pan-Europe Communications N.V. takes control of our company, our financing plans may change.

                              RECENT DEVELOPMENTS

    You should read the "Recent Developments" section in the "Business" section of our Annual Report on Form 10-K, our Current Report on Form 8-K filed on June 2, 1999 and our Solicitation/ Recommendation Statement on Schedule 14D-9 for more details on the following recent developments related to our company:

    - Our April 17, 1998 letter of intent with a Polish pay television provider regarding a potential joint venture and the arbitration proceedings that resulted;

    - Our June 2, 1999 Agreement and Plan of Merger with United Pan-Europe Communications N.V. whereby United Pan-Europe Communications N.V. and its wholly-owned subsidiary, Bison Acquisition Corp., have initiated a tender offer to purchase all of the outstanding shares of our company in an all cash transaction valuing our company's shares of common stock at $19.00 per share. Upon the successful completion of the tender offer or the related merger, the Note Warrants and the Preference Warrants will be redeemed for a price per share of common stock, equal to the difference between $19.00 and the exercise price per share. In addition, the owners of all of the Preference Shares and the Preference Warrants have entered into agreements with UPC and Bison granting Bison an option to purchase all of the Preference Shares and the Preference Warrants. For more information on how the securities we are offering will be treated and your rights as security holders in the event the tender offer by United Pan-Europe Communications N.V. is completed, you should read the section of this prospectus entitled, "Material Changes;" and

    - We recently completed an offer to exchange our 14 1/2% Series B Senior Discount Notes Due 2009, which we registered under the Securities Act of 1933, for any and all of our outstanding 14 1/2% Senior Discount Notes Due 2009. We originally issued these notes in a private placement on January 27, 1999. The exchange offer expired on June 24, 1999.

                            SUMMARY OF THE OFFERING

Securities Offered............  1,027,200 Note Warrants and 1,813,665 shares of our common stock, par value $.01 per share, issuable upon the exercise of the Note Warrants.

                                We issued and sold these Note Warrants in a private
                                placement to Merrill Lynch & Co. and Deutsche Bank
                                Securities on January 27, 1999, along with our 14 1/2%
                                Senior Discount Notes due 2009.

                                45,000 Series A 12% Cumulative Preference Shares.

                                5,000 Series B 12% Cumulative Preference Shares.

                                (In this prospectus, we refer to the Series A 12% Cumulative
                                Preference Shares and the Series B 12% Cumulative Preference
                                Shares together as the "Preference Shares.")

                                45,000 Series A Preference Warrants

                                5,000 Series B Preference Warrants

                                (In this prospectus, we refer to the Series A Preference
                                Warrants and the Series B Preference Warrants together as
                                the "Preference Warrants.")

                                We issued the Series A 12% Cumulative Preference Shares and
                                Series A Preference Warrants to Morgan Grenfell Private
                                Equity Limited, and the Series B 12% Cumulative Preference
                                Shares and Series B Preference Warrants to Arnold Chase,
                                Cheryl Chase, Rhoda Chase and The Darland Trust, in private placements on January 27, 1999.

                                The private placement relating to the Note Warrants and the private placements relating to the Preference Shares and
                                Preference Warrants were effected pursuant to purchase
                                agreements filed as exhibits to the registration statement of which this prospectus is a part.

TERMS OF THE NOTE WARRANTS

Expiration Date...............  The Note Warrants will expire on February 1, 2009.

Exercise......................  Each Note Warrant entitles you as a holder of the Note
                                Warrant to acquire, until February 1, 2009, 1.7656 shares of common stock at an exercise price of $9.125 per share.

Rights as Stockholders........  You will not, by virtue of being Note Warrant holders, have any rights as stockholders of our company.

Adjustments...................  In certain circumstances, to protect against dilution, the
                                Note Warrants provide for adjustments to the exercise price and the number of shares of common stock that may be
                                purchased upon exercise. For more information on these
                                adjustments, see "General Description of Securities Being
                                Offered--Description of the Note Warrants--Adjustments."

Warrant Agent.................  Bankers Trust Company.

Registration Rights...........  We are registering the Note Warrants and the shares of common stock issuable upon exercise of the Note Warrants as required by the Warrant Registration Rights Agreement
                                between us and Merrill Lynch and Deutsche Bank. Under the
                                terms of the Warrant Registration Rights Agreement, we are required to use our reasonable efforts to maintain the
                                effectiveness of the registration statement, of which this prospectus forms a part, until such time as all Note
                                Warrants have been exercised and the underlying shares of
                                common stock have been resold. In addition, you, as the
                                holders of the Note Warrants, will be entitled to
                                "piggy-back" registration rights for the shares of common
                                stock underlying the Note Warrants in connection with
                                certain public offerings of our common stock that may be
                                undertaken in the future. The registration statement
                                generally is intended to permit you, as the Note Warrant
                                holders, and certain transferees to resell the Note Warrants and the common stock underlying the Note Warrants. For more information on these registration rights, you should read
                                the section entitled, "General Description of Securities
                                Being Offered--Description of the Note
                                Warrants--Registration Rights."

TERMS OF THE PREFERENCE SHARES

Initial Liquidation             $1,000 per Preference Share; $50,000,000 in the aggregate.
  Preference..................

Ranking.......................  With respect to the right to receive dividends and payments upon the liquidation, dissolution or winding up of our
                                company, the Preference Shares rank:

                                    - senior to our common stock and to all other classes
                                    and series of capital stock that we issue in the future
                                      and designate as junior to the Preference Shares;

                                    - equal to each other class or series of capital stock
                                    that we issue and designate as equal to the Preference
                                      Shares; and

                                    - junior to each other class or series of capital stock
                                    that we issue and designate as junior to the Preference
                                      Shares.

Dividends.....................  As a holder of the Preference Shares, you are entitled to receive dividends semi-annually (on September 30 and March
                                31 of each year) at a rate of 12% per annum. The right to
                                dividends is cumulative and accumulated unpaid dividends
                                compound semi-annually.

Mandatory Redemption..........  On January 30, 2010 we will be required to redeem all outstanding Preference Shares at a price equal to $1,000 per
                                Preference Share plus any accumulated and unpaid dividends up to the date of redemption.

                                As a holder of the Preference Shares, you will not be able to require us to redeem the Preference Shares before January
                                30, 2010 unless all our outstanding senior indebtedness
                                under the indentures we are currently a party to has been
                                redeemed.

Optional Redemption...........  We may decide to redeem the Preference Shares at any time on or after March 31, 2000, in whole or in part, at the
                                redemption price of 112% of the sum of $1,000 per Preference
                                Share plus any accumulated and unpaid dividends to the date of redemption.

Liquidation Preference........  Upon liquidation, dissolution or winding up of our company, you as a holder of the Preference Shares will be entitled to receive $1,000 per Preference Share plus any accumulated,
                                declared and unpaid dividends on such Preference Shares,
                                before any payment is made on our common stock and on
                                securities that rank junior to the Preference Shares.

                                If the assets or proceeds from the liquidation, dissolution or winding up of our company are insufficient to make these payments, then the assets or proceeds will be distributed
                                ratably among you as the holders of the Preference Shares
                                and any securities that have the same ranking as the
                                Preference Shares.

Voting Rights.................  As a holder of the Preference Shares, you do not have voting rights with respect to general corporate matters. However, the holders of at least 66 2/3% of the then outstanding
                                Preference Shares must approve any resolution which:

                                    - authorizes, creates, or designates any class of
                                    securities ranking senior or equal to the Preference
                                      Shares;

                                    - waives compliance with the Certificate of Designation,
                                      which sets forth the terms of the Preference Shares
                                      (although waiver of some provisions of the Certificate
                                      of Designation will require approval of all holders of
                                      the Preference Shares); or

                                    - proposes to repurchase, redeem or set aside funds for
                                      payment with respect to any securities ranking greater
                                      or equal to the Preference Shares, at any time, if any
                                      Preference Shares are outstanding.

                                In certain circumstances, if you hold the Series A 12%
                                Cumulative Preference Shares, you have the right to appoint two directors to our Board.

                                If we fail to fulfill any mandatory or optional redemption obligation with respect to the Preference Shares, the number of directors on our Board will be increased by two, and the holders of the Preference Shares will be able to elect both of these additional directors.

                                For more information on these voting rights, you should
                                refer to "Item 5--Market for Company's Equity and Related
                                Stockholder Matters" in our Annual Report on Form 10-K.

Registration Rights...........  We are registering the Preference Shares as required by the
                                Preference Registration Rights Agreement between us and
                                Morgan Grenfell Private Equity Limited, Arnold Chase, Cheryl
                                A. Chase, Rhoda Chase and The Darland Trust. Under this
                                agreement we are required to use reasonable efforts to
                                maintain the effectiveness of the registration statement of which this prospectus forms a part, until January 26, 2001.

Transfer Agent................  Continental Stock Transfer & Trust Co.

TERMS OF THE PREFERENCE
  WARRANTS

Expiration Date...............  The Preference Warrants will expire on February 1, 2010.

Exercise......................  Each Preference Warrant entitles you as the holder of the
                                Preference Warrant to acquire 110 shares of our common stock at an exercise price of $10 per share of common stock.
                                Holders of the common stock issued upon exercise of the
                                Preference Warrants will not be allowed to sell these shares of common stock prior to January 27, 2000.

Rights as Stockholders........  You will not, by virtue of being Preference Warrant holders, have any rights as stockholders of our company.

Adjustments...................  In certain circumstances, to protect against dilution, the
                                Preference Warrants provide for adjustments to the exercise price and the number of shares of common stock that may be purchased upon exercise. For more information on these
                                adjustments, see "General Description of Securities Being
                                Offered--Description of the Preference
                                Warrants--Adjustments."

Pre-Emptive Rights............  In certain circumstances, you as the holder of the
                                Preference Warrants will have the right of first refusal to purchase certain new securities that we may issue in the
                                future. For more information on the pre-emptive rights, see
                                "General Description of Securities Being
                                Offered--Description of the Preference Warrants--Pre-Emptive
                                Rights."

Registration Rights...........  We are registering the Preference Warrants as required by the Preference Warrant Registration Rights Agreement between us and Morgan Grenfell Private Equity Limited, Arnold Chase,
                                Cheryl Chase, Rhoda Chase and The Darland Trust. Under the
                                terms of this agreement, we are required to use our
                                reasonable efforts to maintain the effectiveness of the
                                registration statement, of which this prospectus forms a
                                part, until such time as all the Preference Warrants have
                                expired or have been exercised or redeemed.

Preference Warrant Agent......  Bankers Trust Company.

OTHER

Listing or Quotation of Common
  Stock.......................  Our common stock is traded on the NASDAQ National Market under the symbol "ATEN."

Use of Proceeds...............  We will not receive any proceeds from the sale of the Note
                                Warrants, the Preference Shares, or the Preference Warrants
                                by any of the holders of these securities. The proceeds, if any, that we receive from the exercise of the Note Warrants will be used for general corporate purposes.

                           ABSENCE OF PUBLIC MARKETS

    There is no public market for the Preference Shares or the Preference Warrants. The Note Warrants have been designated for trading on the Private Offerings Resale and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. No assurance can be given as to the liquidity of or trading market for the Note Warrants, the Preference Shares or the Preference Warrants.

    We have been advised that Merrill Lynch and Deutsche Bank intend to make a market in the Note Warrants, but they are not obligated to do so and any market-making may be discontinued at any time. Also, these market-making activities may be limited during the pendency of this registration statement.

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors which should be considered when evaluating this offering and the securities described in this prospectus.

                             SUMMARY OPERATING DATA

                                    MARCH 31,                         DECEMBER 31,
                                    ----------  ---------------------------------------------------------
                                       1999        1998        1997        1996        1995       1994
                                    ----------  ----------  ----------  -----------  ---------  ---------
Homes passed by cable(1)..........   1,624,119   1,591,981   1,408,099    1,088,540    711,545    298,316
Basic cable subscribers(2)........     706,179     698,342     636,283      460,625(5)   262,077   112,534
Basic cable penetration(3)........        43.5%       43.9%       45.2%        42.3%      36.8%      37.7%
Annual cable churn rates(4).......         N/A       15.25%       12.2%         7.8%       9.2%       9.1%

------------------------

(1) We count as homes passed only those homes for which we have an active signal and, in the case of a building or other residence consisting of multiple apartment units, only those homes for which we have an agreement with the cooperative authority that manages the building or residence.

(2) Includes only subscribers to our package with the largest number of non-premium channels (referred to as the "basic package") and our package with more limited programming offerings of 17 to 24 channels (referred to as the "intermediate package"). For a description of these packages, see "Business--Cable Operations--Services and Fees" in our Annual Report on Form 10-K.

(3) Basic cable subscribers as a percentage of homes passed by cable at period end.

(4) Calculated by dividing the number of disconnected basic cable subscribers during a period by the number of basic cable subscribers (including basic cable subscribers in cable networks we have acquired) at the end of that period.

(5) Includes approximately 15,000 subscribers served by a cable system we acquired on January 1, 1997.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN THE SECURITIES.

    THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS WE FACE DESCRIBED BELOW AND ELSEWHERE IN THE PROSPECTUS.

A TENDER OFFER HAS BEEN MADE FOR ALL OF OUR OUTSTANDING COMMON STOCK. IF THE TENDER OFFER IS UNSUCCESSFUL, THE PRICE OF OUR COMMON STOCK AND WARRANTS WILL FALL.

    United Pan-Europe Communications N.V. and its wholly-owned subsidiary, Bison Acquisition Corp., have initiated a tender offer to purchase all of the outstanding shares of our company in an all cash transaction valuing our company's shares of common stock at $19.00 per share. The offer price of $19.00 per share of common stock in the tender offer represents a premium of approximately 134% over the $8 1/8 closing price for the common stock on the NASDAQ National Market on May 10, 1999, the last trading day prior to our announcement that we had retained Goldman Sachs to explore strategic alternatives, including the sale of our company, and a premium of approximately 52% over the $12 1/2 closing price for our common stock on the NASDAQ National Market on June 1, 1999, the last trading day prior to the announcement of the tender offer. Upon the successful completion of the tender offer or the related merger, the Note Warrants and the Preference Warrants will be redeemed for a price per share of common stock equal to the difference between $19.00 and the exercise price per share. In addition, the owners of all of the Preference Shares and the Preference Warrants have entered into agreements with UPC and Bison granting Bison an option to purchase all of the Preference Share and the Preference Warrants. The tender offer and related merger is more fully described in the section of this prospectus called "Material Changes."

    If United Pan-European Communications withdraws or terminates the tender offer or the merger for any reason other than a higher bid for our company by a third-party, then the price of the shares of our common stock will probably fall and our common stock may trade below the levels they were trading at prior to the time we announced that we had hired Goldman Sachs to explore alternatives. The value of the Note Warrants and the Preference Warrants is linked to the value of the common stock and therefore, in such an event, the value of the Note Warrants and the Preference Warrants would also drop. If United Pan-European Communications withdraws or terminates the tender offer or the merger due to a higher bid, and that higher bid is unsuccessful, the value of our common stock, the Note Warrants and the Preference Warrants and the Preference Shares will probably fall.

THERE IS NO PUBLICLY TRADED MARKET FOR THE NOTE WARRANTS, PREFERENCE SHARES OR PREFERENCE WARRANTS AND THERE IS NO CERTAINTY THAT A MARKET WILL DEVELOP IN THE FUTURE

    If an active market for the Note Warrants, Preference Shares or Preference Warrants does not develop, the market price and liquidity of the trading market for these securities may be adversely affected. There may not be a market where you can sell or resell your securities and, if a market develops, it may end at any time. The Note Warrants are eligible for trading in the PORTAL market. Merrill Lynch and Deutsche Bank have advised us that they currently intend to make a market in the Note Warrants, but, they have no obligation to do so and they may discontinue these market-making activities at any time without notice. If a market for the Note Warrants develops, future trading prices for the Note Warrants will depend on many factors, including, among other things, our results of operations and the market for similar securities.

WE MAY NOT BE ABLE TO KEEP THE REGISTRATION STATEMENT CONTINUOUSLY EFFECTIVE FOR THE CONTRACTUALLY PRESCRIBED TIME PERIODS

    We are required, under the terms of the Warrant Registration Rights Agreement, to use our reasonable efforts to maintain the effectiveness of the registration statement, of which this prospectus forms a part, until such time as all Note Warrants have been exercised and the underlying shares of common stock have been resold. The Preference Warrant Registration Rights Agreement requires us to use our reasonable efforts to maintain the effectiveness of the registration statement of which this prospectus forms a part, until such time as all the Preference Warrants have expired or have been exercised or redeemed. The Preference Registration Rights Agreement also requires us to use our reasonable efforts to maintain the effectiveness of this registration statement until January 26, 2001. We may not be able to keep a registration statement continuously effective for these required time periods. For more information on these registration rights, you should read the sections entitled "General Description of Securities Being Offered--Description of the Note Warrants--Registration Rights" and "General Description of the Securities Being Offered--Description of the Preference Warrants-- Registration Rights."

THE MARKET PRICE OF OUR COMMON STOCK MAY CONTINUE TO BE VOLATILE

    The market price of our common stock has been volatile and may be volatile in the future. Future announcements concerning our company or our competitors, including, but not limited to, technological innovations, new commercial products, status of network implementation, government regulations, proprietary rights, litigation, available satellite transponder capacity, programming availability, customer acceptance, operating results and general market and economic conditions may have a significant impact on the market price of our common stock and, consequently, the Note Warrants, Preference Shares and Preference Warrants. In addition, any delays or difficulties in establishing our networks or attracting network subscribers are likely to result in pronounced fluctuations in the market price of our common stock and, consequently, the Note Warrants, Preference Shares and Preference Warrants.

OUR SUBSTANTIAL LEVERAGE POSES POTENTIAL FINANCIAL AND OPERATING PROBLEMS

    We are, and will continue to be, highly leveraged. On March 31, 1999, our outstanding indebtedness was approximately $373.7 million. Also, on January 30, 2010, we will be required to redeem our Preference Shares for $50 million, plus any unpaid dividends.

    We must generate substantial additional cash flow in order to pay interest and repay principal on our indebtedness. Our business may not generate sufficient cash flow that, together with the financing available to us, will allow us to meet our anticipated requirements for working capital, capital expenditures, minimum guaranteed contractual commitments, interest payments and scheduled principal payments. We will need to attract substantial numbers of additional subscribers beyond the 380,000 initial targeted D-DTH subscribers in order to repay principal and pay interest on our indebtedness.

    We also expect that we may have to refinance all or a portion of the 14 1/2% Series B Senior Discount Notes when they mature in February 2009, the Series C Senior Discount Notes, and the Series B Senior Discount Notes when they mature in July 2008, and the notes issued by our cable television operating subsidiary Poland Communications, Inc. ("PCI") when they mature in November 2003. If our cash flow is less than expected, we may need to refinance all or part of our existing indebtedness or reduce the scope of our planned expansion or capital expenditures.

    Such leverage poses the following risks:

    - A significant portion of our cash flow from operations must be dedicated to servicing our indebtedness.

    - We may not be able to generate sufficient cash flow or obtain sufficient additional financing to service the 14 1/2% Series B Senior Discount Notes due 2009, the Series C Senior Discount Notes, the Series B Senior Discount Notes due 2008, the notes issued by PCI and any other outstanding indebtedness.

    - We may not be able to adequately fund our contractual commitments.

    - We could be more vulnerable to changes in general economic conditions.

    - Our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

    - Our operating and financial flexibility may be impaired by restrictions imposed by various debt instruments.

    - If interest rates increase, we will be subject to higher interest expenses because at least part of our future borrowings may be at variable rates of interest.

WE EXPECT OUR OPERATING LOSSES AND NEGATIVE CASH FLOWS TO CONTINUE

    We expect to experience substantial operating losses and negative free cash flows for at least the next two years. We may not be able to generate operating income or positive cash flows in the future. We had operating losses of $1.3 million for 1996, $42.7 million for 1997, $100.8 million for 1998 and $24.2 million for the first three months of 1999.

    For a detailed discussion of the factors we believe have influenced our historical financial results and the factors we believe will affect our financial performance in the near future, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q.

AS A RESULT OF OUR HOLDING COMPANY STRUCTURE, WE ARE DEPENDENT ON THE RECEIPT OF MONIES FROM OUR SUBSIDIARIES TO PAY DIVIDENDS AND YOUR RIGHT TO PARTICIPATE IN THE ASSETS OF OUR SUBSIDIARIES MAY BE SUBJECT TO CLAIMS OF OUR SUBSIDIARIES' CREDITORS

    In the event of liquidation or bankruptcy of any of our operating subsidiaries, your securities rank behind the holders of any indebtedness for money borrowed by those subsidiaries (such as the holders of the notes issued by PCI), trade creditors of those subsidiaries, and other persons granted priority claim rights under the laws applicable to those subsidiaries.

    In addition, we may not be able to pay dividends on our common stock or the Preference Shares or to redeem the Preference Shares if the cash flows and earnings of our subsidiaries and their payment of funds to us in the form of repayment of loans, interest payments, dividends or otherwise are not sufficient, if we cannot otherwise realize economic benefits from equity interests in our subsidiaries.

    Our subsidiaries have no obligation to pay dividends to us and may not be able to make payments to us if funds are not available or if the terms of those subsidiaries' indebtedness restricts payments, or if other various business considerations limit payments. Further, we currently do not own a majority interest in certain subsidiaries, and may not have operating control of other entities in which we currently have or may in the future acquire direct or indirect interests. In such cases, we may be unable, without the consent of the relevant partners, to cause such entities to pay dividends on or to implement business strategies that we may favor. Our ability to pay dividends will be further restricted by regulatory and contractual obligations, including the indenture governing the notes issued by PCI, New York Business Corporation Law, Delaware General Corporation Law, Polish law, English company law, and Dutch corporate law.

    The Preference Shares are junior to all of our other liabilities and obligations, including liabilities and obligations of our company and its subsidiaries, except for our common stock and any series of preference shares that we may establish, where we expressly provide that such newly-issued preference shares will rank junior to the Preference Shares. In addition, as a holder of the Preference Shares, you will not have a claim on the assets of our subsidiaries, unless we, ourselves, have a claim and at the time we realize that claim, we have assets over which you, as holders of the Preference Shares, have a claim.

WE MAY NEED TO OBTAIN ADDITIONAL FINANCING IN THE NEAR TERM IF OUR PLANS OR ASSUMPTIONS CHANGE AND THE TERMS OF THE ADDITIONAL FINANCING MAY RESTRICT OUR OPERATIONS OR REDUCE OUR CASH FLOW

    Sources of financing or refinancing may not be available to us in the near future. We may need to obtain additional financing in the near future if one or more of the following situations occur:

    - Our plans change or the assumptions in our business development plan prove inaccurate;

    - We do not acquire sufficient subscribers to our D-DTH business;

    - We enter into additional programming agreements;

    - We make unanticipated investments in or acquisitions of other companies;

    - We experience unexpected costs or competitive pressures;

    - We continue to provide D-DTH reception systems to subscribers (other than the 380,000 initial subscribers) at promotional prices; or

    - Our actual cash flow is less than we expect.

    We will need to attract a substantial number of additional subscribers beyond the 380,000 initial subscribers in order to make dividend payments on and to redeem the Preference Shares. Future sources of financing for us could include public or private debt or equity offerings or bank financings or any combination thereof.

    Our ability to obtain sources of financing or refinancing may be limited because certain of our lenders have taken security interests in some of our assets. We have a $6.5 million credit facility with American Bank in Poland, S.A., which was fully drawn as of March 31, 1999, and which is secured. In addition, our subsidiary PCI has pledged notes issued to PCI by a major subsidiary to the holders of notes issued by PCI. The amount pledged, together with cash of PCI, must equal 110% of the outstanding principal amount of the notes issued by PCI and the interest payments due on those notes. Approximately $165.0 million of the notes of the PCI subsidiary were pledged by PCI as of March 31, 1999.

    Even if sources of financing or refinancing are available, we may only be able to obtain such financing on less than favorable terms. In this case, we might be forced to operate under terms that would restrict our operations and reduce our cash flow. If for any reason additional financing is not available to us when required, or is only available on less than favorable terms, we may not be able to meet our minimum guaranteed contractual commitments. Our failure to meet these commitments may require us to:

    - reduce the scope of our presently anticipated expansion of operations;

    - reduce capital expenditures (including expenditures related to acquisitions);

    - slow the development of our D-DTH business; and/or

    - refinance all or a portion of our indebtedness.

    For a discussion of our liquidity and capital resources, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and Capital Resources" in our Quarterly Report on Form
10-Q.

OUR LIMITED EXPERIENCE WITH THE D-DTH BUSINESS AND UNCERTAINTIES ASSOCIATED WITH THE D-DTH MARKET MAY LIMIT THE GROWTH OF OUR D-DTH BUSINESS OR CAUSE US TO LOSE SUBSCRIBERS

    We may face competition from D-DTH providers which have more experience than we do in the D-DTH business, and this competition could hinder our ability to develop our D-DTH business.

    The roll out of our D-DTH business may not proceed as planned and our service may not attract enough subscribers to be profitable and to generate positive cash flow for us in future years. We also cannot assure you that the market for D-DTH services in Poland will develop.

    In addition, the Polish D-DTH market is subject to a developing regulatory framework that may change as the market develops. Our broadcast of programming from outside of Poland could become subject to the application of Polish laws regulating television broadcasting if certain European Union or trans-European broadcasting regulations are amended, which could prevent us from broadcasting. Application of these laws may negatively impact our business.

    Our D-DTH business is also subject to the following factors that are beyond our control and difficult to predict:

    - the size of the D-DTH service market in Poland;

    - the rates of penetration of such market;

    - the acceptance of our D-DTH service by subscribers and commercial advertisers;

    - the sensitivity of our potential subscribers to the price of installation and subscription fees;

    - the technical challenges of providing long-term D-DTH services;

    - the extent and nature of the development of multi-channel alternatives, including the continued expansion of cable television and competition from other D-DTH services in Poland; and

    - the immediate and long-term commercial viability of providing D-DTH services in Poland.

    We may not be able to establish a substantial subscriber base. In addition, the investment required from subscribers (beyond our target of 380,000 initial subscribers) may increase unless we decide to continue to provide D-DTH reception systems at promotional prices. Accordingly, we may not be able to attract or retain additional subscribers if we cease to provide DTH reception systems at promotional prices.

IF PHILIPS FAILS TO SUPPLY THE CRITICAL COMPONENTS AND SERVICES USED IN OUR D-DTH BUSINESS, THE DEVELOPMENT AND OPERATION OF OUR D-DTH BUSINESS COULD BE DELAYED AND DAMAGED

    If Philips fails to deliver D-DTH reception systems on schedule, or at all, the development and operation of our D-DTH service could be interrupted or delayed. In addition, failure by Philips' retail network to provide the desired levels of service, quality and expertise (which are outside our control) could have a material adverse impact on our operations and financial condition. Our agreement with Philips provides a means by which we can obtain a second or third supplier, in addition to Philips, of our D-DTH reception systems, but we may not be able to secure these additional suppliers. For a detailed description of the critical components and services Philips has agreed to supply to us, see "Business--D-DTH--Technology and Infrastructure" in our Annual Report on Form 10-K.

OUR D-DTH BUSINESS DEPENDS ON OUR ABILITY TO BROADCAST USING TRANSPONDERS ON SATELLITES, WHICH ARE SUBJECT TO SIGNIFICANT RISKS AND WHICH WE HAVE NOT INSURED

    Our D-DTH business depends on our ability to broadcast using satellites. Satellites are subject to significant risks that may prevent or impair proper commercial operations, including satellite defects, destruction and damage.

    We are not a "protected customer" under our satellite transponder leases. This means that if one or more of our transponders fails to operate, we would not be able to pre-empt any other transponder customer. Due to the high cost of insurance policies relating to satellite operations, we do not insure against possible interruption of access to transponders. The operation of the Astra satellites is outside of our control and a disruption of transmissions on those satellites could pose significant operational problems depending upon the duration of the disruption. For a more detailed discussion of our satellite agreements and satellite technology, see the section entitled "Business--D-DTH--Technology and Infrastructure" in our Annual Report on Form 10-K.

    The leases for our Astra satellite transponders will expire in 2007. Our ability to transmit our programming following the termination of our leases of the transponders (and following the expiration of the expected useful lives of the Astra satellites in approximately 2015) will depend upon our ability to extend our existing leases and/or to obtain rights to utilize additional transponders on future Astra or other satellites.

THE ENCRYPTION TECHNOLOGY USED WITH OUR D-DTH SYSTEM MAY NOT PREVENT SIGNAL THEFT OR PIRACY

    The encryption technology, Philips' CryptoWorks-Registered Trademark-, used with our D-DTH system to prevent signal theft or "piracy," may not remain effective. If the encryption technology is compromised in a manner which is not promptly corrected, we may not be able to enter into contracts or maintain contracts for programming services from unrelated third parties and our revenues could decrease. For a more detailed description of the encryption technology we use in our D-DTH system, see "Business-- D-DTH--Technology and Infrastructure" in our Annual Report on Form 10-K.

TERMINATION OF OUR CONDUIT AGREEMENTS WITH TPSA COULD RESULT IN THE LOSS OF OUR PERMITS, THE TERMINATION OF AGREEMENTS WITH COOPERATIVE AUTHORITIES AND PROGRAMMERS, AND AN INABILITY TO SERVICE OUR CUSTOMERS

    Our ability to build out our existing cable television networks and to integrate acquired systems into our cable television networks will depend on many factors that are beyond our control including our ability to design and obtain access to network routes and to secure other construction resources at a reasonable cost and on satisfactory terms.

    In addition, as of March 31, 1999, approximately 61.8% of our cable plant was constructed utilizing pre-existing conduits of the Polish national telephone company (known in the Polish telecommunications industry by the acronym "TPSA").

    Generally speaking, TPSA may terminate a conduit agreement immediately (and without penalty) if:

    - we do not have a valid permit from the Polish State Agency of Radio Communications authorizing the construction and operation of a cable television network in a specified geographic area covering the subscribers to which the conduit delivers the signal;

    - our cable network serviced by the conduit does not meet the technical specifications required by the Polish Communications Act of 1990;

    - we do not have a contract with the cooperative authority allowing for the installation of the cable network; or

    - we does not pay the rent required under the conduit agreement.

    As of March 31, 1999, TPSA was legally entitled to terminate conduit agreements covering approximately 37,250 or 4% of our subscribers.

    Any termination by TPSA of these contracts could result in the loss of our permits, the termination of our agreements with cooperative authorities and programmers, and an inability to service customers in the affected areas. If TPSA terminated our access to these conduits, we may not be able to replace or locate a substitute for these conduits. In addition, we would incur significant costs if we were forced to build our own conduits.

IF WE ARE UNABLE TO OBTAIN HIGH-QUALITY PROGRAMMING OR SUCCESSFULLY DEVELOP OUR OWN PROGRAMMING, OUR GROWTH MAY BE LIMITED OR WE MAY LOSE SUBSCRIBERS

    We may lose subscribers or experience only limited growth in the number of our subscribers if:

    - Our competitors are able to produce or obtain Polish-language programming at commercially reasonable costs and we are not able to do so;

    - Our programming is less popular than our competitors' programming; or

    - Our programming is non-exclusive to us.

    If our existing programming agreements are canceled, are not renewed, or otherwise become unenforceable, we will have to seek programming material from other sources. We may not be able to create or obtain programs acceptable to our subscribers on commercially favorable terms.

    We have purchased exclusive Polish pay television rights from third parties for programming on 11 of the 24 channels of Wizja TV. In some of the agreements, there are restrictions that will limit our flexibility in the future to package some of the channels together or in different combinations.

    In addition, we are negotiating additional agreements with channel suppliers and sports rights organizations that, if completed, may require us to pay additional guaranteed minimum payments throughout the term of such agreements and/or payments at the time of execution. The amounts of our programming and sport rights commitments are set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    The development and production of television programs involve a high degree of risk associated with the creative content of programs and their acceptance by the viewing audience, as well as the general economic climate, public tastes and other intangible factors. Some or all of our programming projects may not be successful or the programming to which we will have access may lose its audience appeal more quickly than we anticipated. This loss may result in a portion of costs not being recovered or expected profits not being realized. In addition, we may not succeed in introducing into the Polish market our additional planned channels based on specific thematic content.

    Certain programming for the Polish market is subject to regulation by the Polish authorities. For a discussion of the risks related to the regulation of programming, see the section in "Risk Factors" entitled "Extensive Government Regulation of the Cable Television and Direct-to-Home Industries Could Restrict the Way We Operate Our Business."

OUR GROWTH MAY SUFFER FROM COMPETITION IN THE MULTI-CHANNEL PAY TELEVISION INDUSTRY

    We may be unable to increase our number of subscribers or may lose subscribers as a result of competition for subscribers from other signal delivery methods, from competitors with greater financial and operational resources and from competitors with more experience in the D-DTH market. Also, we may not be able to compete with other alternative delivery systems if we are not able to provide a greater variety of Polish-language programming at more reasonable prices than those systems offer. In addition, the Polish market for D-DTH services may not be sufficiently large to support competing D-DTH businesses.

    Our cable operations also face competitive threats from Poland's many small cable operators, which incur lower capital expenditures and operating costs and therefore have the ability to charge lower fees to subscribers.

    Our programming operations compete with other television companies for the acquisition of sports rights and other programming (particularly for the exclusive rights to such programming), and also for the hiring of personnel with creative and production talent.

    A more detailed discussion of the competition we face in our cable television, D-DTH and programming businesses is set forth in the section called "Business--Competition" in our Annual Report on Form 10-K.

WE MAY INCUR SIGNIFICANT COSTS AND LOSE SUBSCRIBERS DUE TO CHANGES IN TECHNOLOGY

    The changes in the digital compression technology used in our D-DTH business may require us to expend substantial financial resources on the development or implementation of new competitive technologies. In addition, we may from time to time explore alternative technologies for delivering our programming and alternative methods for allowing subscribers to receive signals from multiple satellites.

    If another satellite platform, encryption technology or decoder besides the ones we use becomes the preferred standard in Poland, or if Poland enacts regulations regarding such technology or decoders, we may not be able to attract and retain subscribers. We may be required to switch our suppliers and replace our reception systems and our encryption technology system. This switch would cause confusion for existing and potential subscribers, delays in providing subscribers with reception systems and access systems and significant unexpected costs.

OUR GROWTH MAY SUFFER IF WE CANNOT MAKE STRATEGIC ACQUISITIONS

    We may not be able to identify and acquire cable television networks that either are located in reasonable proximity to our existing regional cluster networks or are large enough to serve as the basis for new regional cluster networks. In addition, if we are able to identify and enter into acquisition agreements with such cable networks we may not be able to obtain the required approvals from the Polish Anti-Monopoly Office for these acquisitions. We also may face competition for the acquisition of cable networks from existing cable television operators and also from financial investors.

OUR FAILURE TO SUCCESSFULLY MANAGE GROWTH AND TO INTEGRATE ACQUIRED BUSINESSES MAY POSE OPERATING AND FINANCIAL PROBLEMS

    If we fail to successfully manage our expected rapid growth and development and if we experience difficulties in managing our expansion into the D-DTH business and in integrating that business with our cable and programming operations, our business, results of operations and financial condition could suffer.

    Our recent acquisitions have involved and other possible future acquisitions will involve risks, including successful integration with our existing systems and operations and, possibly, lower relative operating margins associated with such acquisitions before the economic benefits of integration (if successful) are fully realized. We may also experience increased capital expenditure costs as the acquired systems are rebuilt (if necessary) to upgrade the networks to our standards. If we underestimate the costs of integrating and upgrading acquired networks, these activities could harm our financial condition and operating results. The integration of acquired systems may also lead to diversion of management's attention from other ongoing business concerns. Our short-term operating results have suffered from the costs of integrating some acquisitions.

    In addition, if we were to enter into capital-intensive businesses in which we have limited experience (such as interactive television, pay per view, near-video-on-demand, video-on-demand, data transfer, services related to electronic banking, telephone services, Internet access, sports clubs ownership, publishing and other media), there is a risk that we would not be successful or that the capital utilized in these businesses would decrease the amount of capital available for use in our cable, D-DTH and programming businesses. We have applied for a license to provide Internet access services.

WE HAVE NO INSURANCE ON UNDERGROUND PORTIONS OF OUR CABLE TELEVISION NETWORKS

    Any catastrophe affecting a significant portion of our cable television networks could result in substantial uninsured losses and could disrupt our business operations. While we carry general liability insurance on our properties, we do not insure the underground portion of our cable television networks.

EXTENSIVE GOVERNMENT REGULATION OF THE CABLE TELEVISION AND DIRECT-TO-HOME INDUSTRIES COULD RESTRICT THE WAY WE OPERATE OUR BUSINESS

    We are subject to extensive regulatory controls and may have to comply with amended or additional regulations in the future in each of the jurisdictions in which we operate our business. Currently we are required to comply with applicable regulations in Poland, the United Kingdom and the European Union, which address, but are not limited to, the following activities and subjects:

    - securing of and compliance with required permits and licenses related to the operation of cable networks and digital direct-to-home systems;

    - the construction and operation of cable networks in Poland;

    - copyright and other intellectual property laws pertaining to programming which is broadcast over our cable networks and our digital direct-to-home system;

    - restrictions on anti-competitive behavior regarding pricing, contracting practices and acquisitions;

    - restrictions on ownership and operation of cable networks in Poland by foreign entities;

    - protection against unfair competition and anti-monopoly practices; and

    - content requirements and restrictions for programming which is broadcast over our Polish cable networks and our digital direct-to-home system.

    We have taken steps to structure the ownership and operation of our cable networks, our D-DTH system and our programming businesses and other ventures so as to attempt to comply with all applicable regulations in each of the jurisdictions in which we operate our business. However, a number of our acquired cable networks are not yet in full compliance with certain Polish regulations. In addition, because our D-DTH service was the first such service available in Poland, there are likely to be issues of first impression arising under Polish law with respect to various aspects of the our digital direct-to-home business and related programming arrangements. Furthermore, each of the relevant governmental authorities may conclude that our operations and ownership structure do not comply with all applicable regulations. Any determination by one or more of the relevant governmental authorities which regulate our business and operations that our operations or ownership structure do not comply could have a material adverse effect on the way we conduct our business or our ability to carry it on at all, and any fines or penalties which may be imposed could have a material adverse effect on our business, financial condition and results of operations.

    Changes in laws or regulations (or in the interpretation of existing laws or regulations), whether caused by changes in the Polish government or otherwise, could harm our operations. For example, foreign exchange control restrictions, taxes or limitations could be imposed or increased in the future with regard to repatriation of earnings and investments from Poland. If these types of exchange control restrictions, taxes or limitations are imposed, we may not be able to receive dividends, interest payments, debt repayments or other payments from our Polish subsidiaries.

    From time to time, we may have violated, may be violating and may violate in the future the requirements of certain Polish laws, including provisions of labor, foreign exchange, customs, tax, antitrust and corporate laws and requirements to obtain regulatory approvals. This may be due to the many formalities required for compliance with the laws in Poland's highly regulated economy, the rapid changes that Polish laws and regulations have undergone, and numerous uncertainties regarding the interpretation of these laws and regulations. These types of violations could also restrict our operations.

YOU MAY NOT BE ABLE TO ENFORCE U.S. COURT JUDGMENTS AGAINST OUR ASSETS, MOST OF WHICH ARE HELD OUTSIDE THE U.S.

    You may not be able to enforce judgments of U.S. courts against our assets. Investors in our securities will be able to effect service of process in the U.S. upon us and may be able to effect service of process upon our directors. However, we are primarily a holding company which holds stock in various entities in Poland, the United Kingdom and the Netherlands, and all or a substantial portion of our assets are located outside the U.S. As a result, investors may not be able to enforce asset judgments of U.S. courts if those judgments are based on the civil liability provisions of U.S. laws.

    Awards of punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in Poland. Polish courts may not give judgment in your favor in cases based solely on U.S. laws.

    English courts may not give judgment to you in original actions or in actions for the enforcement of judgments of U.S. courts for certain civil liabilities based upon the U.S. federal and state securities laws.

    Courts in The Netherlands will not recognize and enforce a judgment obtained in actions brought in the U.S. and it will be necessary to bring the matter before the competent Netherlands court. You may, in the course of these proceedings, submit the judgment rendered by the U.S. court. If the Netherlands court is of the opinion that fairness and good faith so require, it will give binding effect to such foreign judgment, unless such foreign judgment contravenes Dutch principles of public policy.

WE ARE DEPENDENT ON OUR EXECUTIVE OFFICERS

    If any of our key employees leaves our company, our business could suffer. We are particularly dependent upon the skills and contributions of the following individuals:

    - Robert E. Fowler, III, Chief Executive Officer of @ Entertainment;

    - Donald Miller-Jones, Chief Financial Officer, Vice President and Treasurer of @ Entertainment;

    - Przemyslaw Szmyt, Senior Vice President Business Development, General Counsel and Secretary of @ Entertainment;

    - David Warner, Chief Executive Officer of At Entertainment Limited;

    - Dorothy Hansberry, Vice President and General Counsel of PCI; and

    - Warren Mobley, Jr., Chief Operating Officer and Vice President of Marketing and Sales of PCI.

    This is because these individuals have significant experience in our business and would be difficult to replace. In addition, our success will depend in part on our ability to hire, train, and retain high-quality personnel.

OUR PRINCIPAL STOCKHOLDERS CAN CONTROL OR INFLUENCE CERTAIN MAJOR CORPORATE ACTIONS

    There is a concentration of ownership of our common stock among Polish Investments Holding L.P., the Cheryl A. Chase Marital Trust and Advent International Group. These three entities own approximately 47% of our outstanding common stock. In addition, Morgan Grenfell Private Equity Limited as the holder of the Series A 12% Cumulative Preference Shares has the right to appoint two members to our Board of Directors and certain special voting rights. This concentration of ownership of our common stock, the director appointment rights of the holders of the Series A 12% Cumulative Preference Shares and their special voting rights may delay or prevent transactions involving an actual or potential change in control of @ Entertainment. All of such holders have executed agreements permitting United Pan-Europe Communications N.V. to purchase their shares of common stock, Note Warrants, Preference Shares and Preference Warrants, in connection with United Pan-Europe Communications N.V.'s tender offer for all of the outstanding shares of common stock of our company. This concentration of ownership in a few entities could limit the price that certain investors might be willing to pay in the future for our common stock, the Note Warrants, the Preference Warrants and the Preference Shares.

THE EXCHANGE RATE OF THE U.S. DOLLAR TO THE ZLOTY MAY AFFECT OUR FINANCIAL CONDITION AND WE REMAIN EXPOSED TO CURRENCY RISK BECAUSE OUR REVENUES ARE IN ZLOTY

    Our business operations and financial condition may suffer if inflation and currency exchange rates continue to fluctuate. Historical inflation rates are provided in the "Industry" section of our Annual Report on Form 10-K, and historical exchange rates are provided in the section of this prospectus called "Address; Exchange Rate and Statistical Data."

    We may continue to encounter currency exchange rate risks in relation to our debt obligations. Some of our operating expenses and capital expenditures are expected to continue to be denominated in or indexed to U.S. dollars. By contrast, substantially all of our revenue is denominated in zloty. Any devaluation of the zloty against the U.S. dollar that we are unable to offset through price adjustments will require us to use a larger portion of our revenue to service our U.S. dollar denominated obligations. While we may consider entering into transactions to hedge the risk of exchange rate fluctuations, it is unlikely that we will be able to obtain hedging arrangements on commercially satisfactory terms. Therefore, shifts in currency exchange rates may have an adverse effect on our financial results and on our ability to meet our U.S. dollar denominated debt obligations and contractual commitments.

WE DO NOT INTEND TO PAY DIVIDENDS

    Neither we nor PCI, our major cable operating subsidiary, has ever declared or paid a cash dividend on our common stock. We intend to retain our earnings, if any, for use in our business and do not anticipate paying cash dividends on our common stock in the foreseeable future.

CERTAIN ANTITAKEOVER PROVISIONS COULD MAKE A CHANGE OF CONTROL INVOLVING OUR COMPANY MORE DIFFICULT

    The following provisions of Delaware law applicable to our company and provisions in our Certificate of Incorporation and By-Laws could delay or make more difficult a merger, tender offer, proxy contest or other change of control involving our company:

    - Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder unless certain conditions are met.

    - Our Certificate authorizes the issuance of 19.95 million additional shares of preferred stock, the terms of which may be fixed by our Board without further stockholder action. The terms of any series of this preferred stock may include, among other things, priority claims to assets and dividends and special voting rights, and could adversely affect your rights as holders of the common stock, the Note Warrants, Preference Warrants, or Preference Shares. We have no present plans to issue shares of this type of preferred stock.

    - Our Certificate and By-Laws provide for a classified board of directors, eliminate the right of stockholders to act by written consent without a meeting (unless they have obtained the approval of a two-thirds vote of the directors), require advanced stockholder notice to nominate directors and raise matters at the annual stockholders' meeting, do not provide for cumulative voting in the election of directors and allow for the removal of directors only for cause and with a two-thirds vote of our outstanding common stock.

    - Acquisition of more than 10% of our outstanding voting stock could require the approval of the Polish Anti-Monopoly Office.

    These provisions could also limit the price that certain investors might be willing to pay in the future for our common stock and the Note Warrants, Preference Warrants, and Preference Shares.

    In connection with United Pan-Europe Communications N.V.'s tender offer for all of the outstanding shares of our company's common stock, and pursuant to the Agreement and Plan of Merger executed among our company, United Pan-Europe Communications N.V. and Bison Acquisition Corp. on June 2, 1999, the Board of Directors of our company has waived the application of Section 203 of the Delaware General Corporation Law and agreed not to issue additional shares of preferred stock. In addition, the parties have filed applications to the Polish Anti-Monopoly Office for approval of the tender offer.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERENCE DIVIDENDS

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,                YEAR ENDED DECEMBER 31,
                                                            -----------------------  -------------------------------------
                                                                     1999               1998         1997         1996
                                                            -----------------------     -----        -----        -----
Ratio of Earnings to Combined Fixed Charges and Preference
  Dividends...............................................               N/A                N/A          N/A         0.15


                                                               1995         1994
                                                               -----        -----
Ratio of Earnings to Combined Fixed Charges and Preference
  Dividends...............................................        0.86         0.21

    For purposes of computing these ratios, our combined earnings before income taxes have been increased by the amount of our fixed charges plus preference dividends. The amount of earnings was then divided by the amount of fixed charges and preference dividends, the result being the ratio of earnings to combined fixed charges and preference dividends. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing costs and that portion of operating lease expense deemed to be interest expense.

                                USE OF PROCEEDS

    We will not receive any proceeds from the sale of the Note Warrants, the common stock, the Preference Shares, or the Preference Warrants by any of the holders of these securities. The proceeds, if any, that we receive from the exercise of the Note Warrants and the Preference Warrants will be used for general corporate purposes.

                  ADDRESS; EXCHANGE RATE AND STATISTICAL DATA

    Our principal executive office is located at and our legal address is One Commercial Plaza, Hartford, Connecticut 06103-3585. Our telephone number is
(860) 549-1674.

    In this prospectus, references to "U.S. dollars" or "$" are to U.S. currency, references to "Deutsche-Marks" or "DM" are to German currency, and references to "zloty" or "PLN" are to Polish currency. We have presented our primary consolidated financial statements in accordance with generally accepted accounting principles in the U.S. in U.S. dollars. Amounts originally measured in zloty for all periods presented have been translated into U.S. dollars.

    For your convenience, this prospectus contains certain zloty amounts not derived from the consolidated financial statements which have been translated into U.S. dollars. You should not assume that the zloty amounts actually represent such U.S. dollar amounts or could be, or could have been, converted into U.S. dollars at the rates indicated or at any other rate. Unless otherwise stated, such U.S. dollar amounts have been derived by converting from zloty to U.S. dollars at the rate of PLN 4.01 = $1.00, the exchange rate quoted by the National Bank of Poland at noon on March 31, 1999. This rate may differ from the actual rates in effect during the periods covered by the financial information discussed in this prospectus. The Federal Reserve Bank of New York does not certify for customs purposes a noon buying rate for zloty.

    The following table sets forth, for the periods indicated, the noon exchange rate quoted by the National Bank of Poland.

                                                                        YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------------------------------
                                                 1992         1993         1994         1995         1996         1997
                                                 -----        -----        -----        -----        -----        -----
Exchange rate at end of period..............        1.58         2.13         2.44         2.47         2.88         3.51
Average exchange rate during period(1)......        1.39         1.84         2.27         2.43         2.71         3.31
Highest exchange rate during period.........        1.58         2.13         2.45         2.54         2.89         3.56
Lowest exchange rate during period..........        1.15         1.58         2.14         2.32         2.47         2.86

                                                             THREE MONTHS ENDED
                                                           -----------------------
                                                 1998          MARCH 31, 1999
                                                 -----     -----------------------
Exchange rate at end of period..............        3.50               4.01
Average exchange rate during period(1)......        3.51               3.76
Highest exchange rate during period.........        3.82               4.01
Lowest exchange rate during period..........        3.36               3.41

------------------------

(1) The average of the exchange rates on the last day of each month during the applicable period.

    Amounts and percentages appearing in this prospectus may not total due to rounding.

                            SELLING SECURITY HOLDERS

    We originally issued and sold the Note Warrants in a private placement to Merrill Lynch and Deutsche Bank on January 27, 1999 as part of an offering of 256,800 units. Each unit consisted of a $1,000 principal amount at maturity
14 1/2% Senior Discount Note due 2009 and four Note Warrants. The notes and Note Warrants were separately tradeable immediately after issuance.

    The identities of selling Note Warrant holders will be disclosed in a prospectus supplement in the case of subsequent sales.

    We originally issued and sold the Series A 12% Cumulative Preference Shares and Series A Preference Warrants in a private placement to Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited on January 27, 1999.

    The following tables set forth the number of Series A 12% Cumulative Preference Shares and Series A Preference Warrants that are being offered by Morgan Grenfell Private Equity Limited pursuant to this prospectus.

                                                SECURITIES BENEFICIALLY OWNED PRIOR TO
                                                               OFFERING
                                               ----------------------------------------
                                                NUMBER OF
                                                SERIES A    NUMBER OF SHARES OF COMMON   NUMBER OF SERIES A
               NAME OF SELLING                 PREFERENCE    STOCK UNDERLYING SERIES A   PREFERENCE WARRANTS
               SECURITYHOLDER                   WARRANTS        PREFERENCE WARRANTS         BEING OFFERED
---------------------------------------------  -----------  ---------------------------  -------------------
Morgan Grenfell Private Equity Limited on
  behalf of Morgan Grenfell Development
  Capital Syndication Limited (1)............      45,000             4,950,000                  45,000

------------------------

(1) Scott A. Lanphere, a director of Morgan Grenfell Private Equity Limited, is also a director of our company.

    Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited owns 100% of the outstanding Series A Preference Warrants. Upon completion of the offering Morgan Grenfell Private Equity Limited will own no Series A Preference Warrants.

                                                                        NUMBER OF SERIES A
                                                                          12% CUMULATIVE
                                                                         PREFERENCE SHARES     NUMBER OF SERIES A
                           NAME OF SELLING                              BENEFICIALLY OWNED    12% CUMULATIVE SHARES
                            SECURITYHOLDER                               PRIOR TO OFFERING        BEING OFFERED
----------------------------------------------------------------------  -------------------  -----------------------
Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell
  Development Capital Syndication Limited (1).........................          45,000                 45,000

------------------------

(1) Scott A. Lanphere, a director of Morgan Grenfell Private Equity Limited, is also a director of our company.

    Morgan Grenfell Private Equity Limited, on behalf of Morgan Grenfell Development Capital Syndication Limited, owns 100% of the Series A 12% Cumulative Preference Shares. Upon completion of the offering Morgan Grenfell Private Equity Limited will own no Series A 12% Cumulative Preference Shares.

    We originally issued and sold the Series B 12% Cumulative Preference Shares and Series B Preference Warrants to Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust in a private placement on January 27, 1999.

    The following tables set forth the number of these securities being offered in this prospectus and by whom they are offered.

                                                SECURITIES BENEFICIALLY OWNED PRIOR TO
                                                               OFFERING
                                               ----------------------------------------
                                                NUMBER OF
                                                SERIES B    NUMBER OF SHARES OF COMMON    NUMBER OF SERIES B
               NAME OF SELLING                 PREFERENCE    STOCK UNDERLYING SERIES B    PREFERENCE WARRANTS
               SECURITYHOLDER                   WARRANTS        PREFERENCE WARRANTS          BEING OFFERED
---------------------------------------------  -----------  ---------------------------  ---------------------
Arnold Chase (1).............................       2,000              220,000                     2,000
Rhoda Chase (1)..............................       1,000              110,000                     1,000
Cheryl Chase (1).............................       1,000              110,000                     1,000
The Darland Trust (1)........................       1,000              110,000                     1,000

------------------------

(1) Arnold Chase is the son of David Chase. David Chase is the Chairman of the Board of our company and Arnold Chase is a director of our company. Rhoda Chase is the wife of David Chase and the mother of Arnold Chase and Cheryl Chase. Cheryl Chase is the daughter of David Chase and the sister of Arnold Chase. The Darland Trust holds these securities on behalf of Cheryl Chase and her children.

    Arnold Chase owns 40% of the Series B Preference Warrants and each of Rhoda Chase, Cheryl Chase and The Darland Trust owns 20% of the Series B Preference Warrants. Upon completion of the offering they will own no Series B Preference Warrants.

                                                                        NUMBER OF SERIES B
                                                                          12% CUMULATIVE
                                                                         PREFERENCE SHARES     NUMBER OF SERIES B
                           NAME OF SELLING                              BENEFICIALLY OWNED    12% CUMULATIVE SHARES
                            SECURITYHOLDER                               PRIOR TO OFFERING        BEING OFFERED
----------------------------------------------------------------------  -------------------  -----------------------
Arnold Chase..........................................................           2,000                  2,000
Rhoda Chase...........................................................           1,000                  1,000
Cheryl Chase..........................................................           1,000                  1,000
The Darland Trust.....................................................           1,000                  1,000

------------------------

(1) Arnold Chase is the son of David Chase. David Chase is the Chairman of the Board of our company and Arnold Chase is a director of our company. Rhoda Chase is the wife of David Chase and the mother of Arnold Chase and Cheryl Chase. Cheryl Chase is the daughter of David Chase and the sister of Arnold Chase. The Darland Trust holds these securities on behalf of Cheryl Chase and her children.

    Arnold Chase owns 40% of the Series B 12% Cumulative Prefernce Shares and each of Rhoda Chase, Cheryl Chase and The Darland Trust own 20% of the Series B 12% Cumulative Preference Shares. Upon completion of the offering they will own no Series B 12% Cumulative Preference Shares.

                GENERAL DESCRIPTION OF SECURITIES BEING OFFERED

    For a description of our common stock and Preference Shares, you should read "Item 5-Market for Company's Equity and Related Stockholder Matters" in our Annual Report on Form 10-K.

DESCRIPTION OF THE NOTE WARRANTS

GENERAL

    We issued the Note Warrants under a Warrant Agreement between us and Bankers Trust as warrant agent, dated as of January 27, 1999. The following summary of certain provisions of the Note Warrants and the Warrant Agreement is not complete and is subject to all the provisions of the Note Warrants and the Warrant Agreement, including the definitions of certain terms contained in those documents. The form of the Note Warrants and the Warrant Agreement are filed as exhibits to the registration statement of which this prospectus forms a part. Capitalized terms used in this part of the prospectus but not defined have the meanings attributed to them in the Note Warrants or the Warrant Agreement.

EXERCISE

    As a holder of a Note Warrant, you are entitled, at your option, during the period beginning on the earlier of (i) the date this registration statement is effective or (ii) July 7, 1999, and ending on the expiration date at 5:00 P.M., New York City time, on February 1, 2009 to purchase from us 1.7656 shares of common stock at an exercise price of $9.125 per share of common stock. You, however, will be able to exercise your Note Warrants only if the registration statement relating to this prospectus is effective or the exercise of the Note Warrants is exempt from the registration requirements of the Securities Act of 1933, and the securities are qualified for sale or exempt from qualification under the applicable securities laws of the state or other jurisdiction in which you reside. You may also exercise your Note Warrants pursuant to an effective piggy-back registration statement. Unless earlier exercised, your Note Warrants will expire on February 1, 2009. We will give notice of expiration not less than 90 nor more than 120 days prior to the expiration date to the registered holders of the then outstanding Note Warrants. If we fail to give this notice, the Note Warrants will nevertheless expire and become void on the expiration date.

    You may exercise your Note Warrants (i) by surrendering the Note Warrant certificate evidencing the Note Warrants with the form of election to purchase shares of common stock set forth on the reverse side of the certificate duly completed and executed by the holder of the Note Warrants and (ii) by paying in full the exercise price for the Note Warrants at the office or agency in the City of New York maintained for such purposes (which will initially be the corporate trust office of Bankers Trust located at Four Albany Street, New York, New York 10006).

    You may only exercise each Note Warrant in whole and the exercise price may be paid in full, at your option (i) in cash or by certified or official bank check, (ii) by a cashless exercise or (iii) by any combination of (i) and (ii). For purposes of the Warrant Agreement, a "cashless exercise" means an exercise of a Note Warrant in accordance with the following:

    - to effect a cashless exercise, the holder may exercise a Note Warrant or Note Warrants without payment of the exercise price in cash by surrendering the Note Warrant or Note Warrants (represented by one or more Note Warrant certificates) and, in exchange therefor, receiving such number of shares of common stock equal to the product of (1) the number of shares of common stock for which the Note Warrant or Note Warrants are exercisable and which would be issuable in the event of an exercise with payment in cash of the exercise price, and (2) the cashless exercise ratio;

    - for purposes of the Warrant Agreement, the "cashless exercise ratio" equals a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in the

      Warrant Agreement) per share of common stock on the date of exercise over the exercise price per share of common stock as of the date of exercise, and the denominator of which is the Current Market Value per share of the common stock on the date of exercise.

    Upon surrender of a Note Warrant certificate representing more than one Note Warrant in connection with a holder's option to elect a cashless exercise, the holder must specify the number of Note Warrants for which the Note Warrant certificate is to be exercised (without giving effect to such cashless exercise). All provisions of the Warrant Agreement shall be applicable with respect to a cashless exercise of a Note Warrant certificate for less than the full number of Note Warrants represented thereby. No fractional share of common stock will be issued upon exercise of the Note Warrants. We will pay to the holders of the Note Warrants at the time of exercise an amount in cash equal to the current market value of any such fractional share of common stock. No payment or adjustment shall be made on account of any dividends on the common stock issued upon exercise of a Note Warrant.

    The holders of Note Warrants are not entitled, by virtue of being such holders, to receive dividends, to vote, to consent, to exercise any preemptive rights or to receive notice as stockholders of our company in respect of any stockholders meeting for the election of our directors or any other purpose, or to exercise any rights whatsoever as stockholders of our company.

    No service charge will be made for registration of transfer or exchange upon surrender of any Note Warrant certificate at the office of Bankers Trust. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Note Warrant certificates into the ownership of another person.

    In the event a bankruptcy or reorganization is commenced by or against us, a bankruptcy court may hold that the unexercised Note Warrants are executory contracts which may be subject to rejection by us with approval of the bankruptcy court. As a result, you may not, even if sufficient funds are available, be entitled to receive any consideration or may receive an amount less than you would be entitled to receive if you had exercised your Note Warrants prior to the commencement of that bankruptcy or reorganization.

ADJUSTMENTS

    The number of shares of common stock issuable upon the exercise of the Note Warrants and the exercise price will be subject to adjustment in certain circumstances, including:

    - our payment of dividends and other distributions on our common stock payable in common stock or other equity security;

    - subdivisions, combinations and certain reclassifications of our common stock;

    - the issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for additional shares of common stock, or of securities convertible into or exercisable or exchangeable for additional shares of common stock, at an offering price (or with an initial conversion, exercise or exchange price plus such offering price) which is less than the current market value per share of common stock;

    - the distribution to all holders of common stock of any of our assets (including cash), our debt securities or any rights or warrants to purchase any securities (excluding those rights and warrants referred to in the clause above and cash dividends and other cash distributions from current or retained earnings);

    - the issuance of shares of common stock for a consideration which is less than the Current Market Value per share of common stock (this issuance is subject to certain exceptions described in the Warrant Agreement, including, without limitation, certain bona fide public offerings and private placements and certain issuances of common stock pursuant to employee stock incentive plans); and

    - the issuance of securities convertible into or exercisable or exchangeable for common stock for a conversion, exercise or exchange price per share which is less than the Current Market Value per share of common stock (this issuance is subject to certain exceptions described in the Warrant Agreement, including, without limitation, certain bona fide public offerings and private placements and certain issuances of common stock pursuant to employee stock incentive plans).

    Notwithstanding the foregoing, no adjustment in the exercise price will be required unless and until the adjustment would result, either by itself or with other adjustments not previously made, in an increase or decrease of at least 1% in the exercise price or the numbers of shares of common stock issuable upon exercise of Note Warrants immediately prior to the making of such adjustment; PROVIDED, HOWEVER, that any adjustment that is not made as a result of this paragraph will be carried forward and taken into account in any subsequent adjustment. In addition, we may at any time reduce the exercise price (not to an amount that is less than the par value of the common stock) for any period of time (but not less than 20 business days) as deemed appropriate by our Board of Directors.

    If we, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties and assets to another person or group of affiliated persons or are a party to a merger or binding share exchange which reclassifies or changes our outstanding common stock, as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than our company or the person to whom such transfer has been made shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide:

    (a) that the holder of a Note Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the fundamental transaction if such holder had exercised the Note Warrant immediately before the effective date of the transaction (regardless of whether the Note Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) made no election with respect to the form of consideration payable in such transaction and (ii) was treated alike with the plurality of non-electing holders, and

    (b) that the surviving entity shall succeed to and be substituted for every right and obligation of our company in respect of the Warrant Agreement and the Note Warrants. The surviving person shall mail to holders of Note Warrants at the addresses appearing on the warrant register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Note Warrants is an affiliate of the surviving entity, that issuer shall join in the supplemental warrant agreement.

    Notwithstanding the foregoing, (i) if we enter into a fundamental transaction and the consideration payable to holders of the common stock (or other securities) issuable or deliverable upon exercise of the Note Warrants in connection with the fundamental transaction consists solely of cash or (ii) there is a dissolution, liquidation or winding up of our company, then the holders of Note Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of common stock (or other securities issuable or delivered upon exercise of the Note Warrants) as if the Note Warrants had been exercised immediately prior to such event, less the exercise price therefor. Upon receipt of such payment, if any, the rights of a holder of a Note Warrant shall terminate and cease and such holder's Note Warrants shall expire. The proposed merger with Bison Acquisition Corp., a wholly-owned subsidiary of United Pan-Europe Communications N.V., if completed, would be a fundamental transaction entitling the holders of the Note Warrants to a cash payment. This transaction is described in the section called "Material Changes."

    In the event of a taxable distribution to holders of common stock which results in an adjustment to the number of shares of common stock or other consideration for which such a Note Warrant may be exercised, the holders of the Note Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend.

PROVISIONS OF FINANCIAL STATEMENTS AND REPORTS

    We will file the reports we are required to file under the Securities Exchange Act of 1934, and the rules, regulations and policies adopted by the Commission under this Act, in a timely manner in accordance with the requirements of this Act, and if at any time we are not required to file such reports, we will, upon the request of any holder or beneficial owner of Note Warrants, make available such information as necessary to permit sales pursuant to Rule 144A under the Securities Act of 1933.

    We will also agree to comply with all applicable laws, including the Securities Act of 1933 and any applicable state securities laws, in connection with the offer and sale of common stock (and other securities and property deliverable) upon exercise of the Note Warrants.

REGISTRATION RIGHTS

    We have entered into the Warrant Registration Rights Agreement with Merrill Lynch and Deutsche Bank that provides that you have registration rights and other rights and obligations with respect to the Note Warrants and shares of common stock underlying the Note Warrant. The following summary of the material provisions of the Warrant Registration Rights Agreement is not complete and you should refer to the provisions of the Warrant Registration Rights Agreement, which was filed as an exhibit to the registration statement of which the prospectus forms a part.

    Under the terms of the Warrant Registration Rights Agreement, we are required to use our best efforts to cause to be declared effective under the Securities Act of 1933, no later than July 7, 1999, this registration statement to provide for the resale of the Note Warrants and the shares of common stock underlying these Note Warrants. We are required to use reasonable efforts to maintain the effectiveness of the registration statement until such time as all Note Warrants have been exercised and the shares of common stock underlying the Note Warrants have been resold. During any consecutive 365-day period while the Note Warrants are exercisable, we have the ability to suspend the availability of such registration statement for up to two 30-consecutive-day periods (except during (i) the 30 days immediately after the exercise date and (ii) the 30 days immediately prior to the expiration of the Note Warrants) if our Board of Directors determines in good faith that there is a valid purpose for the suspension and provides notice of such determination to you at your address appearing in the register of warrants maintained by Bankers Trust. The Warrant Registration Rights Agreement requires us to pay the expenses associated with such registration.

    In the event that:

    - the registration statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness, or

    - following the date such registration statement is declared effective by the Commission, it shall cease to be effective without being restored to effectiveness by amendment or otherwise within the time period specified in the Warrant Registration Rights Agreement (each such event referred to in clauses (i) and (ii), a "registration default"), we shall pay as liquidated damages to each holder of Note Warrants a damage amount equal to $.0025 per week per Note Warrant for each week that the registration default continues. The amount of liquidated damages will increase by an additional $.0025 per week per Note Warrant with respect to subsequent 90-day periods until all registration defaults have been cured, up to a maximum amount of liquidated damages of $.0125 per week per Note Warrant.

    As holders of shares of common stock underlying the Note Warrants, you will also have the right to include your shares in any registration statement under the Securities Act of 1933 filed by us for our own account or for the account of any of our securityholders covering the sale of common stock, other than (a) a registration statement on Forms S-4 or S-8 or (b) a registration statement filed in connection with an offer of securities solely to existing securityholders, for sale on the same terms and conditions as the securities of our company or any other selling securityholders included therein. In the case of a piggy-back registration statement, the number of shares of common stock underlying the Note Warrants requested to be included therein is subject to pro rata reduction to the extent that we are advised by the managing underwriter therefor, if any, that the total number or type of shares of common stock underlying the Note Warrants and other securities proposed to be included therein pursuant to similar piggy-back registration rights of other holders, is such as to materially and adversely affect the success of the offering.

    If we have complied with all our obligations under the Warrant Registration Rights Agreement with respect to a piggy-back registration statement relating to an underwritten public offering, all holders of Note Warrants or shares of common stock underlying the Note Warrants, upon request of the lead managing underwriter with respect to such underwritten public offering, will be required to not sell or otherwise dispose of any Note Warrant or shares of common stock underlying the Note Warrants owned by them for a period not to exceed 30 days prior to or 180 days after the completion of such underwritten public offering.

    The Warrant Registration Rights Agreement includes customary covenants on our part and provides that we will indemnify the holders of shares of common stock underlying the Note Warrants included in any registration statement and any underwriter with respect thereto against certain liabilities, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934.

    Each holder of Note Warrants that sells Note Warrants or shares of common stock underlying the Note Warrants pursuant to this registration statement or a piggy-back registration statement generally will be:

    - required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser,

    - subject to the applicable civil liabilities provisions under the Securities Act of 1933 in connection with such sales,

    - bound by the provisions of the Warrant Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations), and

    - required to deliver information to be used in connection with any such registration in order to have its Note Warrants or shares of common stock underlying the Note Warrants included in such registration.

DESCRIPTION OF THE PREFERENCE WARRANTS

GENERAL

    We issued 50,000 Preference Warrants under a Preference Warrant Agreement, dated as of January 27, 1999, and entered into between us and Bankers Trust, as preference warrant agent for the Preference Warrants. The following summary of certain provisions of the Preference Warrants and the Preference Warrant Agreement does not purport to be complete and is subject to all the provisions of the Preference Warrants and the Preference Warrant Agreement, including the definitions of certain terms contained therein. For a complete description, you should refer to the form of the preference warrant certificate and the Preference Warrant Agreement. We have filed a copy of the form of the Preference Warrants and the Preference Warrant Agreement in the registration statement of which this prospectus is a part. Capitalized terms used in this section but not defined have the meanings attributed to them in the Preference Warrants themselves, the Preference Warrant Agreement or the Preference Warrant Registration Rights Agreement.

EXERCISE

    As a Preference Warrant holder, you will be entitled at your option, subject to and upon compliance with the provisions of the Preference Warrant itself and of the Preference Warrant Agreement, to purchase from us, at any time prior to 5:00 P.M., New York City time, on the expiration date of February 1, 2010, 110 shares of our common stock at an exercise price of $10.00 per share of common stock for each Preference Warrant, subject to adjustments as provided in the Preference Warrant Agreement. You, however, will not be allowed to sell or otherwise dispose of these shares of common stock underlying the Preference Warrants prior to January 27, 2000. After such period the shares of common stock underlying the Preference Warrants may be resold if a registration statement covering such shares of common stock is effective or if such sale is exempt from the registration requirements of the Securities Act of 1933, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the state or other jurisdiction in which you reside. Unless earlier exercised, the Preference Warrants will expire on February 1, 2010. We will give notice of expiration not less than 90 nor more than 120 days prior to the expiration date to the registered holders of the then outstanding Preference Warrants. If we fail to give such notice, the Preference Warrants will nevertheless expire and become void on February 1, 2010.

    You may exercise your Preference Warrants (i) by surrendering the preference warrant certificate evidencing the Preference Warrants with the form of election to purchase shares of common stock set forth on the reverse side of the certificate duly completed and executed by the holder of the Preference Warrants and (ii) by paying in full the exercise price for the Preference Warrants at the office or agency in The City of New York maintained for such purposes (which will initially be the corporate trust office of Bankers Trust located at Four Albany Street, New York, New York 10006).

    You may only exercise each Preference Warrant in whole and the exercise price may be paid in full, at the option of the holder (i) in cash or by certified or official bank check, (ii) by a cashless exercise or (iii) by any combination of (i) and (ii). For purposes of the Preference Warrant Agreement, a "cashless exercise" means an exercise of a Preference Warrant in accordance with the following:

    - to effect a cashless exercise, the holder may exercise a Preference Warrant(s) without payment of the exercise price in cash by surrendering the Preference Warrant(s) (represented by one or more preference warrant certificates) and, in exchange therefor, receiving such number of shares of common stock equal to the product of (1) the number of shares of common stock for which the Preference Warrant(s) is exercisable and which would be issuable in the event of an exercise with payment in cash of the exercise price and (2) the cashless preference exercise ratio.

    - for purposes of the Preference Warrant Agreement, the "cashless preference exercise ratio" equals a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in the Preference Warrant Agreement) per share of common stock on the date of exercise over the exercise price per share of common stock as of the date of exercise, and the denominator of which is the Current Market Value per share of the common stock on the date of exercise.

    Upon surrender of a preference warrant certificate representing more than one Preference Warrant in connection with a holder's option to elect a cashless exercise, the holder must specify the number of Preference Warrants for which the preference warrant certificate is to be exercised (without giving effect to such Cashless Exercise). All provisions of the Preference Warrant Agreement shall be applicable with respect to a Cashless Exercise of a warrant certificate for less than the full number of Preference Warrants represented thereby. No fractional share of common stock will be issued upon exercise of the Preference Warrants. We will pay to the holders of the Preference Warrants at the time of exercise an amount in cash equal to the current market value of any such fractional share of common stock. No payment or adjustment shall be made on account of any dividends on the common stock issued upon exercise of a Preference Warrant.

    The holders of unexercised Preference Warrants are not entitled, by virtue of being such holders, to receive dividends, to vote, to consent or to receive notice as stockholders of our company in respect of any stockholders meeting for the election of our directors or any other purpose, or to exercise any rights whatsoever as our stockholders.

    No service charge will be made for registration of transfer or exchange upon surrender of any preference warrant certificate at the office of Bankers Trust. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of preference warrant certificates.

    In the event a bankruptcy or reorganization is commenced by or against us, a bankruptcy court may hold that the unexercised Preference Warrants are executory contracts which may be subject to rejection by us with approval of the bankruptcy court. As a result, you may not, even if sufficient funds are available, be entitled to receive any consideration or may receive an amount less than they would be entitled to receive if they had exercised their Preference Warrants prior to the commencements of any such bankruptcy or reorganization.

ADJUSTMENTS

    The number of shares of our common stock issuable upon the exercise of the Preference Warrants, and the exercise price will be subject to adjustment in certain circumstances, including:

    (i) our payment of dividends and other distributions on our common stock payable in common stock or other of our equity;

    (ii) subdivisions, combinations and certain reclassifications of the common stock;

   (iii) the issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for additional shares of common stock, or of securities convertible into or exercisable or exchangeable for additional shares of common stock, at an offering price (or with an initial conversion, exercise or exchange price plus such offering price) which is less than the Current Market Value per share of common stock;

    (iv) the distribution to all holders of common stock of any of our assets (including cash), debt securities or any rights or warrants to purchase any securities (excluding those rights and warrants referred to in the clause above and cash dividends and other cash distributions from current or retained earnings);

    (v) the issuance of shares of common stock for a consideration which is less than the Current Market Value per share of common stock (this issuance is subject to certain exceptions described in the Preference Warrant Agreement, including, without limitation, certain bona fide public offerings and private placements and certain issuances of common stock pursuant to employee stock incentive plans); and

    (vi) the issuance of securities convertible into or exercisable or exchangeable for common stock for a conversion, exercise or exchange price per share which is less than the Current Market Value per share of common stock (this issuance is subject to certain exceptions described in the Preference Warrant Agreement, including, without limitation, certain bona fide public offerings and private placements and certain issuances of common stock pursuant to employee stock incentive plans).

    Notwithstanding the foregoing, no adjustment in the exercise price will be required unless and until such adjustment would result, either by itself or with other adjustments not previously made, in an increase or decrease of at least 1% in the exercise price or the numbers of shares of common stock issuable upon exercise of Preference Warrants immediately prior to the making of such adjustment; PROVIDED, HOWEVER, that any adjustment that is not made as a result of this paragraph will be carried forward and taken into account in any subsequent adjustment. In addition, we may at any time reduce the exercise price (not to an amount that is less than the par value of the common stock) for any period of time (but not less than 20 business days) as deemed appropriate and determined in good faith by our Board of Directors.

    If we, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties and assets to another person or group of affiliated persons or are a party to a merger or binding share exchange which reclassifies or changes its outstanding common stock as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than our company or the person to whom such transfer has been made shall enter into a supplemental preference warrant agreement. The supplemental preference warrant agreement shall provide:

    (a) that the holder of a Preference Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the fundamental transaction if such holder had exercised the Preference Warrant immediately before the effective date of the transaction (regardless of whether the Preference Warrants were then exercisable and without giving effect to the cashless exercise option); it being understood that the Preference Warrants will remain exercisable only in accordance with their terms so that conditions to exercise will remain applicable, such as payment of the exercise price, assuming (to the extent applicable) that such holder
       (i) was not a constituent person or an affiliate of a constituent person to such transactions, (ii) made no election with respect to the form of consideration payable in such transaction and (iii) was treated alike with the plurality of non-electing holders, and

    (b) that the surviving person shall succeed to and be substituted for every right and obligation of ours in respect of the Preference Warrant Agreement and the Preference Warrants. The surviving person shall mail to holders of Preference Warrants at the addresses appearing on the preference warrant register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Preference Warrants is an affiliate of the surviving person, that issuer shall join in the supplemental warrant agreement.

    Notwithstanding the foregoing, (i) if we enter into a fundamental transaction and the consideration payable to holders of the common stock (or other securities) issuable or deliverable upon exercise of the Preference Warrants in connection with such fundamental transaction consists solely of cash or (ii) there is a dissolution, liquidation or winding up of our company, then the holders of Preference Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of common stock (or other securities issuable or delivered upon exercise of the Preference Warrants) as if the Preference Warrants had been exercised immediately prior to such event, less the exercise price therefor. Upon receipt of such payment, if any, the rights of a holder of a Preference Warrant shall terminate and cease and such holder's Preference Warrants shall expire. The proposed merger with Bison Acquisition Corp., a wholly-owned subsidiary of United Pan-Europe Communications N.V., if completed, would be a fundamental transaction entitling the holders of the Preference Warrants to a cash payment. This transaction is described in the section called "Material Changes."

PRE-EMPTIVE RIGHTS

    Morgan Grenfell Private Equity Limited, Arnold Chase, Rhoda Chase, Cheryl Chase and The Darland Trust (together, the "Initial Purchasers") have the right of first refusal to purchase, at the same per share price and on the same terms and conditions, a pro rata share of any new securities which we may, from time to time, sell or issue. An Initial Purchaser's "pro rata share" is the ratio of the number of shares of common stock that the Initial Purchaser has the right to acquire pursuant to the Preference Warrants held by it immediately prior to the issuance of new securities, to the total number of shares of common stock outstanding immediately prior to the issuance of new securities, assuming full conversion of all outstanding securities convertible into or exchangeable for common stock and exercise of all outstanding rights, options and warrants for common stock. Any shares of common stock acquired by an Initial Purchaser (including pursuant to the Preference Warrants) and any other rights to acquire shares of common stock acquired by an Initial Purchaser (other than the Preference Warrants) shall not be included in the "pro rata share" that such Initial Purchaser may be entitled to purchase. No adjustment in the number of shares of common stock issuable or issued upon exercise, exchange, or conversion of any outstanding securities convertible into or exchangeable for common stock and exercise for common stock of any outstanding right, option or warrant held by an Initial Purchaser (or which such Initial Purchaser is entitled to hold pursuant to a right of conversion or exchange on any security) by reason of original provisions of or relating to such security which provide for an automatic adjustment upon the occurrence of specified events shall be deemed an issuance or sale or a proposed issuance or sale of new securities, nor will such adjustment give rise to any rights of first refusal under the Preference Warrant Agreement.

    For the purpose of the Initial Purchasers' pre-emptive rights, the term "new securities" means any common stock, whether now authorized or not, and any rights, options or warrants to purchase any such common stock, and securities of any type whatsoever that are, or may become, convertible into common stock; PROVIDED that the term "new securities" does not include:

    (i) securities issued in connection with an acquisition by our company of another business entity or business segment of such an entity, whether by merger, purchase of substantially all the stock or assets, or by other reorganization;

    (ii) securities issued to our employees, consultants, officers or directors either (x) pursuant to any stock option, stock purchase, stock bonus or similar plan that is or has been approved by our Board of Directors on or before January 27, 1999, or (y) pursuant to any stock option, stock purchase, stock bonus or similar plan that is approved by the Compensation Committee of our Board of Directors provided that such securities have an exercise price of no less than the common stock fair market value on the date of the grant;

   (iii) securities issued in connection with any stock split, stock dividend, recapitalization or other reorganization of our company;

    (iv) securities issued upon the exchange, exercise or conversion of any security that was the subject of a right of first refusal pursuant to the Preference Warrant Agreement;

    (v) treasury shares;

    (vi) any right, option or warrant to acquire any security convertible solely into the securities excluded from the definition of new securities pursuant to subsections (i) through (v) above;

   (vii) any common stock, or any rights, options, warrants, or shares convertible into or exchangeable for common stock, which we were, on or before January 27, 1999, required to issue;

  (viii) common stock, or any rights, options, warrants or shares convertible into or exchangeable for common stock which we shall issue on January 27, 1999 in connection with our offering of the 14 1/2% Senior Discount Notes due 2009; and

    (ix) any common stock, or any rights, options or warrants, or shares convertible into or exchangeable for common stock, issued or sold to any purchaser by the operation of any rights described in the Preference Warrant Agreement or pursuant to any other antidilution arrangement with any other person (including but not limited to any such rights granted to any of the Initial Purchasers).

    In the event we propose to issue or sell new securities, we shall give the Initial Purchasers written notice of the proposal describing the proposed new securities, and the terms (including the cash to be paid for, plus the fair market value of any other consideration to be given for, the new securities) upon which we propose to sell or issue the new securities and the proposed buyers, if known. Each Initial Purchaser shall have 30 days after any notice is given to agree to purchase such new securities upon the terms specified in the notice, and in the event that an Initial Purchaser wishes to do so it shall give written notice to us, stating therein the quantity of new securities to be purchased, which in any event may not exceed such Initial Purchaser's pro rata share thereof. In the event that any Initial Purchaser fails to give such notice, it shall be deemed to have waived its right of first refusal under the Preference Warrant Agreement. In the event that an Initial Purchaser exercises its pre-emptive rights pursuant to the notice, such Initial Purchaser shall purchase the quantity of new securities specified in its notice to us on the terms specified in the notice (except that if such terms include the giving of consideration other than cash, such Initial Purchaser shall pay the fair market value of such other consideration in lieu thereof) on a date (other than a date on which banks in New York City are closed) not more than 210 days after the date of the notice. We shall give the Initial Purchaser notice of the purchase date not less than ten days in advance of the purchase date.

    From the first day after the first day on which an Initial Purchaser has (i) exercised its right of first refusal, (ii) waived its right of first refusal in writing, or (iii) been deemed to have waived its right of first refusal by failing to respond to the notice within 30 days, we shall have 180 days to sell or issue, or enter into an agreement (pursuant to which the sale of new securities covered thereby shall be closed, if at all, no later than 180 days from the date of such agreement) to sell or issue, all those new securities covered by the applicable notice, at a price and upon terms no more favorable to the purchasers thereof than specified in such notice. If we do not sell such new securities within the time periods specified in the preceding sentence, we shall not be permitted to issue or sell such new securities, unless it first offers such securities to the Initial Purchasers again pursuant to the pre-emptive rights provisions of the Preference Warrant Agreement.

    Upon the disposition by any Initial Purchaser of all of its Preference Warrants, the Initial Purchaser shall have no further pre-emptive rights under the Preference Warrant Agreement.

REGISTRATION RIGHTS

    We entered into the Preference Registration Rights Agreement and the Preference Warrant Registration Rights Agreement with Morgan Grenfell Private Equity Limited, Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust, which provides that the holders of Preference Shares, Preference Warrants and the shares of common stock underlying the Preference Warrants will have registration rights and other rights and obligations with respect to these securities. The following summary of the material provisions of these registration rights agreements is not complete and you should refer to all of the provisions of the agreements themselves.

    Under the terms of the Preference Registration Rights Agreement and the Preference Warrant Registration Rights Agreement, we are required to use our best efforts to cause to be declared effective under the Securities Act of 1933, no later than July 7, 1999, this registration statement providing for the resale of the Preference Shares and the Preference Warrants. Under the Preference Registration Rights Agreement, we are required to use reasonable efforts to maintain the effectiveness of this registration statement until two years has elapsed since the later of the date the Preference Shares were acquired from us or from one of our affiliates. Under the Preference Warrant Registration Rights Agreement, we are required to use reasonable efforts to maintain the effectiveness of this registration statement until such time as all Preference Warrants have expired or have been exercised or redeemed. During any consecutive 365-day period while a registration statement is required to be effective, we will under certain circumstances have the ability to suspend the availability of such registration statement for a period not to exceed 60 days or two periods not to exceed an aggregate of

90 days (except during (i) the 30 days immediately after the exercise date and (ii) the 30 days immediately prior to the expiration of the Preference Warrants). Both registration rights agreements require us to pay the expenses associated with such registrations.

    In the event that:

    (i) the shelf registration statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness, or

    (ii) following the date such registration statement is declared effective by the Commission, it shall cease to be effective without being restored to effectiveness by amendment or otherwise within the time period specified in the Preference Warrant Registration Rights Agreement (each such event referred to in clauses (i) and (ii), a "Preference Warrant Shelf Registration Default"),

the dividend rate applicable to the Preference Shares shall increase by 1% per annum (to a total of 13% per annum) and from the date of such registration default until the date such registration default is cured dividends shall accrue on the Preference Shares at an annual rate of 13% of the Accreted Liquidation Preference per share.

    In the event that (a) this registration statement has not been declared effective by the Commission on or prior to July 7, 1999, or (b) following the date this registration statement is declared effective by the Commission, it shall cease to be effective without being restored to effectiveness by amendment or otherwise within the time period specified in the Preference Warrant Registration Rights Agreement (each such event referred to in clauses (i) and (ii), a "Preference Warrant Shelf Registration Default"), we shall pay as liquidated damages to each holder of Preference Warrants or shares of common stock underlying the Preference Warrants, an amount equal to $.0025 per week per Preference Warrant for each week that the Preference Warrant Shelf Registration Default continues. The amount of liquidated damages will increase by an additional $.0025 per week per Preference Warrant with respect to each subsequent 90-day period until such Preference Warrant Shelf Registration Default has been cured, up to a maximum amount of liquidated damages of $.0125 per week per Preference Warrant.

    The Preference Registration Rights Agreement and the Preference Warrant Registration Rights Agreement will include customary covenants on our part and will provide that we will indemnify the holders of Preference Shares, Preference Warrants (and shares of common stock underlying the Preference Warrants) included in any registration statement and any underwriter with respect thereto against certain liabilities, including liabilities under the Securities Act of 1933 and the Exchange Act of 1934.

    Each holder of Preference Shares, Preference Warrants or shares of common stock underlying the Preference Warrants that sells such Preference Shares, Preference Warrants or shares of common stock underlying the Preference Warrants pursuant to this registration statement, generally will be:

    - required to be named as a selling securityholder in the prospectus and to deliver a prospectus to the purchaser;

    - subject to certain of the civil liabilities provisions under the Securities Act of 1933 in connection with such sales;

    - bound by certain provisions of the Preference Registration Rights Agreement and Preference Warrant Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations); and

    - required to deliver information to be used in connection with any such registration in order to have its Preference Shares, Preference Warrants or shares of common stock underlying the Preference Warrants included in such registrations.

                         BOOK ENTRY; DELIVERY AND FORM

    The certificates representing the Note Warrants, Preference Shares and Preference Warrants were issued in fully registered form. Except as described in the next paragraph, the Note Warrants that were offered and sold are represented by permanent global securities which are registered in the name of a nominee of The Depository Trust Company ("DTC") and which have been deposited on behalf of purchasers of such Note Warrants or Preference Warrants represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.

    Note Warrants held by purchasers who elected to take physical delivery of their certificates instead of holding their interest through a global security (and which are thus ineligible to trade through DTC) (referred to in this section as the "Non-Global Purchasers"), were issued in registered form ("Certificated Securities"). Upon the transfer of such Certificated Securities to another entity, such Certificated Securities will, unless the global securities have previously been exchanged in whole for Certificated Securities or unless the transferee requests otherwise, be exchanged for an interest in a global security upon delivery of appropriate certifications to the warrant agent.

    THE GLOBAL SECURITIES. We expect that pursuant to procedures established by DTC (a) upon deposit of the global securities, DTC or its custodian will credit on its internal system portions of the global securities to the respective accounts of persons who have accounts with such depositary and (b) ownership of the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than persons who have accounts with DTC). Ownership of beneficial interests in the global securities will be limited to persons who have accounts with DTC or persons who hold interests through persons who have accounts with DTC. Investors may hold their interests in the global securities directly through DTC if they have accounts in such system, or indirectly through organizations which have accounts in such system.

    So long as DTC or its nominee is the registered owner or holder of any global securities, DTC or such nominee will be considered the sole owner or holder of the Note Warrants represented by such global securities for all purposes under the Warrant Agreement and the Note Warrants. No beneficial owner of an interest in the global securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Warrant Agreement.

    Payments and distributions in respect of the global securities will be made to DTC or its nominee, as the registered owner of the global securities. We, Bankers Trust and Continental Transfer & Trust Co. will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    We expect that DTC or its nominee, upon receipt of any payment of any dividends or other distributions in respect of the global securities, will credit participants' accounts with payments in amounts proportionate to the number of Note Warrants represented by the global securities as shown on the records of DTC or its nominee. We also expect that payments by persons who have accounts with DTC to owners of beneficial interests in the global securities held through persons who have accounts with DTC will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of persons who have accounts with DTC.

    Transfers between account holders in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of Certificated Securities for any reason, including to sell the Note Warrants to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the global securities in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Warrant Agreement.

    DTC has advised us that: DTC will take any action permitted to be taken by a holder of Note Warrants (including the presentation of securities for exchange as described below) only at the direction of one or more account holders to whose account the DTC interests in the global securities are credited and only in respect of the aggregate number of securities as to which such account holders have given such direction. However, if there is an event of default under the Warrant Agreement, DTC will exchange the global securities for Certificated Securities, which it will distribute to its account holders.

    DTC also has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its account holders and facilitate the clearance and settlement of securities transactions between account holders through electronic book-entry changes in accounts of its account holders, thereby eliminating the need for physical movement of certificates. Account holders include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with an account holder either directly or indirectly ("Indirect Participants").

    Although DTC, Euroclear and Cedel are expected to follow the foregoing procedures in order to facilitate transfers of interests in the global warrants among account holders of DTC, Euroclear and Cedel, they are under no obligation to follow such procedures, and such procedures may be discontinued at any time. We, Bankers Trust and Continental Stock Transfer & Trust Co. will not have any responsibility for the performance by DTC, Euroclear or Cedel or the account holders or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED SECURITIES. Subject to certain conditions, any person having a beneficial interest in the global securities may, upon request to Bankers Trust, exchange such beneficial interest for Note Warrants in the form of Certificated Securities. Upon any such issuance, Bankers Trust is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or any nominee thereof). In addition, interests in the global securities will be exchangeable or transferable, as the case may be, for Note Warrants in the form of Certificated Securities if DTC notifies us that it is unwilling or unable to continue as depositary for such global warrants, or DTC ceases to be a "Clearing Agency" registered under the Securities Exchange Act of 1934, and a successor depositary is not appointed by us within 90 days. Upon the occurrence of any of the events described in the preceding sentence, we will cause the appropriate Certificated Securities to be delivered. Certificated Securities may only be transferred on the books and records of the transfer agent.

    The Preference Shares and the Preference Warrants may be deposited with DTC at the option of their holders. If so, the provisions of this section would also apply to the Preference Shares and the Preference Warrants represented by global securities. In the case of the Preference Shares, Continental Stock Transfer & Trust Co. as registrar, will take actions and give notices in accordance with the Certificate of Designation instead of Bankers Trust, as warrant agent in accordance with the relevant warrant agreement.

                              PLAN OF DISTRIBUTION

    We have registered the securities for offer and sale by the selling securityholders so that the securities will be freely tradeable. The securities offered hereby may be sold from time to time to purchasers directly by the selling securityholders. Alternatively, the selling securityholders may offer the securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. The selling securityholders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of securities by them and any discounts, commissions, concessions or other compensation received by any of them, may be deemed to be underwriting discounts of commissions under the Securities Act of 1933.

    The selling securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the selling securityholders or by agreement between the selling securityholders and underwriters and dealers who may receive fees or commissions in connection therewith. The selling securityholders may sell the securities by variety of methods, including the following (which may involve crosses or block transactions):

    (i) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

    (ii) in the over-the-counter market,

   (iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or

    (iv) through the writing of options.

    If required, at the time a particular offering of securities is made, a prospectus supplement will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

    We have also registered shares of Common Stock which we will issue to holders of Note Warrants upon the exercise of the Note Warrants in accordance with the terms of the Note Warrants and the Note Warrant Agreement.

    Our outstanding common stock is listed on the NASDAQ National Market, and we have applied for listing the shares of common stock underlying the Note Warrants on the NASDAQ National Market. The Note Warrants have been designated for trading on the Private Offerings Resale and Trading through Automated Linkages ("PORTAL") of NASDAQ. We do not intend to apply for listing of the Note Warrants or the Preference Shares on any securities exchange or for authorization for quotation of the Note Warrants or the Preference Shares on any quotation system.

    To comply with the securities laws of certain jurisdictions, if applicable, the Securities may be offered or sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Securities may not be offered or sold (unless they have been registered or qualified for sale) in such jurisdictions or an exemption from registration or qualification is available.

                                 LEGAL MATTERS

    The validity of the Note Warrants and the shares of common stock, the Preference Shares and Preference Warrants offered hereby will be passed upon for us by Baker & McKenzie, Washington, District of Columbia and New York, New York with respect to matters of United States law. Certain matters of Polish law will be passed upon for us by Baker & McKenzie, Warsaw, Poland.

                                    EXPERTS

    Our consolidated financial statements as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is incorporated herein by reference, have been audited by KPMG Polska Sp. z.o.o., independent auditors, as set forth in its reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of KPMG Polska Sp. z.o.o. as experts in accounting and auditing.

                                MATERIAL CHANGES

    We entered into an Agreement and Plan of Merger with United Pan-Europe Communications whereby United Pan-Europe Communications N.V. ("UPC") and its wholly-owned subsidiary Bison Acquisition Corp. have initiated a tender offer to purchase all of the outstanding shares of our company in an all cash transaction valuing our company's shares at $19.00 per share. Promptly upon the completion of the tender offer, UPC will cause Bison to be merged with and into our company.

    The following is a summary of the material provisions of the merger agreement and related documents. It does not restate the merger agreement and/or the related documents. We urge you to read the merger agreement and the related documents because they, and not this description, define how your rights as holders of securities in our company will be affected by this transaction if it is consummated. We have filed a copy of the merger agreement as Exhibit (c)(1) to our Solicitation/ Recommendation Statement on Schedule 14D-9, as amended from time to time, which we have incorporated by reference into this prospectus in its entirety.

    The tender offer is conditioned upon, among other things,

    - there being validly tendered and not properly withdrawn before the expiration of the tender offer a number of shares of common stock which represents at least a majority of all of the issued and outstanding shares of common stock on a fully diluted basis, on the date the tender offer is consummated (the "Minimum Condition"),

    - the satisfaction of the HSR Condition (as defined herein),

    - the satisfaction of the PAMC Condition (as defined herein), and

    - if required by applicable law, the satisfaction of the EC Condition (as defined herein).

    "HSR Condition" means the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

    "PAMC Condition" means the granting of all applicable approvals of the Polish Anti-Monopoly Office before the expiration of the tender offer.

    "EC Condition" means the receipt, if applicable, before the expiration of the tender offer of a decision of the Commission of the European Community that the purchase of the common stock pursuant to the tender offer and the merger are compatible with the Common Market.

    "Regulatory Condition" shall mean the HSR Condition, the PAMC Condition and the EC Condition, collectively.

    The tender offer is also conditioned upon the satisfaction of certain other terms and conditions described in the section entitled "Conditions of the Tender Offer."

    At the effective time of the merger,

    (a) each share of common stock then issued and outstanding (other than (i) any shares of common stock which are held by any of our subsidiaries or in our treasury, or which are held, directly or indirectly, by UPC or any direct or indirect subsidiary of UPC (including Bison), all of which shall be canceled and none of which shall receive any payment, and (ii) shares of common stock held by stockholders exercising their rights to dissent in accordance with Delaware law) shall be canceled and converted into and shall represent the right to receive an amount in cash equal to $19.00, without interest; and

    (b) each share of our outstanding preference shares shall be canceled and no further consideration shall be payable for these shares.

    Under the Delaware General Corporation Law, if Bison acquires at least 90% of the issued and outstanding shares of our common stock and of each series of our Preference Shares, Bison will be able to approve and effect the merger without a vote of our stockholders. If, however, Bison does not acquire at least 90%, a vote of our stockholders to effect the merger is required under the Delaware General Corporation Law and a longer period of time will be required to effect the merger. We have been advised that Bison intends to obtain the funds necessary to purchase the shares in the tender offer and the merger from UPC. In UPC's Schedule 14D-1, Bison stated that it anticipates that it will obtain these funds from a planned private placement of high-yield notes. As of the date of UPC's Schedule 14D-1, UPC stated in the Schedule 14D-1 that:

    - it had not completed this financing;

    - UPC had approached its customary financing sources in order to arrange interim financing for the tender offer;

    - no commitment letter had been entered into with respect to such financing; and

    - based on conversations with its financing sources, UPC is confident that such financing can be arranged.

    UPC and Bison have entered into Common Stockholder Agreements, dated as of June 2, 1999, with some relatives of David T. Chase and some of their respective affiliates (the "Chase Group"), Samuel Chisholm, David Chance, Robert E. Fowler III, some affiliates of Advent International Group and Morgan Grenfell Capital Development Syndications Limited ("Morgan Grenfell") (collectively, the "Stockholders"). The Stockholders are the record and beneficial owners of, in the aggregate, 16,175,431 shares of common stock, Preference Warrants exercisable for 5,500,000 shares of common stock and options to purchase 2,286,000 shares of common stock (together with all additional shares of common stock, warrants exercisable for common stock and options to purchase common stock thereafter acquired by the Stockholders, the "Option Securities")(representing approximately 48.4% of our outstanding common stock and approximately 51.5% of our common stock on a fully diluted basis). Mr. Chase is the Chairman of our Board of Directors, Mr. Fowler is the Chief Executive Officer and a director of our company and Messrs. Chisholm and Chance are directors of our company. Pursuant to the Common Stockholder Agreements, these Stockholders have agreed to the following:

    - to irrevocably tender pursuant to the tender offer (and not withdraw) all shares of common stock held by them,

    - to grant to Bison an option to purchase all of the Option Securities held by them, and

    - with respect to some questions put to our stockholders for a vote, to vote their shares of common stock in accordance with the terms and conditions of the Common Stockholder Agreement to which the Stockholder is a party.

    Under the Common Stockholder Agreements, Bison has agreed to purchase the Option Securities (other than shares of common stock) held by the Stockholders after the completion of the tender offer.

    UPC and Bison also have entered into Preferred Stockholder Agreements, dated as of June 2, 1999. with some members of the Chase Group and Morgan Grenfell (the "Preferred Stockholders") who are the holders of all of the Preference Shares (the "Preferred Stockholder Agreements"). (In this prospectus, we refer to the Common Stockholder Agreements and Preferred Stockholder Agreements as the Stockholders Agreements.) Under these Preferred Stockholder Agreements, the Preferred Stockholders have agreed:

    - to grant to Bison an option to purchase all of the Preference Shares held by such Preferred Stockholder, and

    - with respect to some questions put to our stockholders for a vote, to vote their Preference Shares in accordance with the terms and conditions of the applicable Preferred Stockholder Agreement to which the Preferred Stockholder is a party.

    Under the Preferred Stockholder Agreements, UPC has agreed to purchase the Preference Shares held by the Preferred Stockholders after the completion of the tender offer.

    As of June 2, 1999, we had

    - 33,406,000 shares of common stock issued and outstanding,

    - warrants (including the Note Warrants and the Preference Warrants) to purchase 9,138,179 shares of common stock issued and outstanding, and

    - stock options issued under our stock option plans covering 3,998,000 shares of common stock.

As a result, as of June 2, 1999, the Minimum Condition would be satisfied if at least 23,271,090 shares of common stock were validly tendered and not properly withdrawn before the expiration of the tender offer.

MERGER AGREEMENT

    We have summarized below the material provisions of the merger agreement. We urge you to read the merger agreement because it, and not this summary, defines how your rights as holders of securities in our company will be affected in this transaction.

    THE TENDER OFFER. The merger agreement provides that Bison will start the tender offer and that the obligation of Bison to complete the tender offer and to accept for payment and to pay for any common stock tendered in the tender offer shall be subject to only those conditions set forth in the section entitled "Conditions of the Tender Offer." Any of these conditions may be waived by UPC or Bison in their sole discretion; PROVIDED, HOWEVER, that Bison may not waive the Minimum Condition without our prior written consent. The conditions to the tender offer are for the sole benefit of UPC and Bison and may be asserted by UPC and Bison regardless of the circumstances giving rise to any of these conditions. In addition, except as expressly set forth in this prospectus, these conditions may be waived by UPC and Bison in whole or in part. UPC and Bison expressly reserve the right to modify the terms of the tender offer; PROVIDED, HOWEVER, that without our prior written consent, Bison shall not:

    - reduce the number of shares of common stock to be purchased in the tender offer,

    - reduce the tender offer price,

    - modify or add to the conditions to the tender offer,

    - change the form of consideration payable in the tender offer or

    - make any other change in the terms of the tender offer which is materially adverse to the holders of common stock.

    Notwithstanding the foregoing sentence, Bison may, without our consent,

    - extend the tender offer, if at the then scheduled expiration of the tender offer if any of the conditions to Bison's obligations to purchase shares of common stock have not been satisfied or waived, until the third business day after the day Bison reasonably believes to be the earliest date on which these conditions will be satisfied,

    - extend the tender offer from time to time up to a maximum of an aggregate of thirty (30) days beyond the first day all of the conditions to the tender offer have been met, and/or

    - extend the tender offer for any period required by any rule, regulation, interpretation or position of the Commission or the staff of the Commission applicable to the tender offer.

    Notwithstanding the foregoing, (x) the tender offer may not, without our written consent, be extended beyond September 30, 1999, and (y) the tender offer may not, without our prior written consent, be extended if the failure to satisfy any condition of the tender offer was caused by a material breach by UPC or Bison of any of their representations, warranties, covenants or agreements set forth in the merger agreement.

    Notwithstanding anything to the contrary in the merger agreement, UPC and Bison agree that if immediately before any scheduled expiration date of the tender offer, the Regulatory Condition shall not have been satisfied, but at such scheduled expiration date each of the other conditions set forth in the section entitled "Conditions of the Tender Offer" (other than the Minimum Condition) shall then be satisfied, at our request, Bison shall extend the tender offer from time to time, subject to the right of UPC, Bison or us to terminate the merger agreement under its terms. Upon the terms and subject to the conditions of the tender offer, Bison shall, and UPC shall cause Bison to, promptly purchase all shares of common stock which are validly tendered on or before the expiration of the tender offer and not withdrawn.

    UPC shall provide, or cause to be provided, to Bison on a timely basis all funds necessary to accept for payment, and pay for, all shares of common stock that Bison becomes obligated to purchase pursuant to the tender offer.

    Under the terms of the merger agreement, we have approved of and consented to the tender offer and our Board of Directors has:

    - determined that each of the tender offer and the merger is (x) advisable and (y) fair to, and in the best interests of, the holders of shares of our capital stock, including but not limited to the holders;

    - approved the tender offer and the merger and approved and adopted the merger agreement, the Stockholder Agreements and the transactions contemplated in those agreements in accordance with the provisions of the Delaware General Corporate Law;

    - recommended acceptance of the tender offer, approval of the merger and approval and adoption of the merger agreement by our stockholders;

    - approved the changes in our options and warrants and our stock incentive plans contemplated by the merger agreement; and

    - taken all other applicable action necessary to render (x) Section 203 of the Delaware General Corporate Law and any other applicable state takeover statutes and (y) Article VIII of our Amended and Restated Certificate of Incorporation inapplicable to the tender offer and the merger.

In addition, Goldman Sachs, our financial advisor, has delivered to our Board of Directors its opinion that the tender offer price to be received by our stockholders pursuant to the merger agreement is fair, from a financial point of view, to the stockholders subject to the assumptions and qualifications contained in its opinion.

    CONDITIONS OF THE TENDER OFFER. Bison is not required to accept for payment or, subject to any applicable rules and regulations of the Commission, pay for any shares of common stock tendered in the tender offer and may terminate or amend the tender offer and may postpone the acceptance of, and payment for, any shares of common stock, if:

    - before the expiration of the tender offer a number of shares of common stock (representing at least a majority of all of the issued and outstanding shares of common stock, on a fully diluted basis, on the date the tender offer is consummated) is not validly tendered and not properly withdrawn,

    - any applicable waiting period (and any extension thereof) under the HSR Act has not expired or been terminated,

    - all applicable approvals of the Polish Anti-Monopoly Office has not been granted before the expiration of the tender offer,

    - if required by applicable law, a decision of the Commission of the European Community that the purchase of shares of common stock pursuant to the tender offer and the merger are compatible with the Common Market has not been received before the expiration of the tender offer, or

    - if at any time on or after June 2, 1999, and at or before the time of payment for any such shares of common stock (whether or not any shares of common stock have theretofore been accepted for payment or paid for pursuant to the tender offer) any of the following occurs:

    - there is instituted or pending any action or proceeding by any supranational, national, provincial, county, local, municipal or other legislative or executive body or governmental department, authority, commission, court, board, bureau, agency or instrumentality, including, without limitation, any of the foregoing constituted by the Republic of Poland, the United Kingdom, the United States of America or any of their respective political subdivisions (each a "Governmental Body") or by any other person or entity, domestic or foreign, before any court of competent jurisdiction or governmental authority or agency, domestic or foreign (other than existing claims disclosed to UPC),

        (i) challenging or seeking to, or which could reasonably be expected to make illegal, impede, delay or otherwise directly or indirectly restrain, prohibit or make materially more costly the tender offer or the merger or would reasonably be expected to result in material damages,

        (ii) seeking to prohibit or materially limit the ownership or operation by UPC or Bison of all or any material portion of the business or assets of our company and our subsidiaries taken as a whole or to compel UPC or Bison to dispose of or hold separately all or any material portion of the business or assets of UPC and its subsidiaries taken as a whole or our company and our subsidiaries taken as a whole, or seeking to impose any limitation on the ability of UPC or Bison to conduct its business or own such assets,

       (iii) seeking to impose limitations on the ability of UPC or Bison effectively to exercise full rights of ownership of the shares of the capital stock of our company, including, without limitation, the right to vote any such shares of capital stock acquired or owned by Bison or UPC on all matters properly presented to our stockholders,

        (iv) seeking to require divestiture by UPC or Bison of any shares of capital stock of our company,

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
        (v) requiring or permitting our competitors to share access to our broadcast systems (other than access required under Polish law on the date of the merger agreement), or

        (vi) otherwise directly or indirectly relating to the tender offer or the merger and which would have a Material Adverse Effect or a material adverse effect on the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of UPC and its subsidiaries, taken as a whole;

     - there is any statute, rule, regulation, legislation, interpretation, judgment, order or injunction, enacted, enforced, promulgated, amended or issued and applicable to or deemed by a Governmental Body to be applicable to:

        (i) UPC, Bison, our company or any subsidiary, or

        (ii) the tender offer or the merger, by any Governmental Body, court, administrative or regulatory authority or agency, other than the routine application of the waiting period provisions of the HSR Act, the approval process of the Polish Anti-Monopoly Office and, if required by applicable law, the approval process of the Commission of the European Community to the tender offer or to the merger, which could reasonably be expected to, directly or indirectly, result in any of the consequences referred to in clauses (i) through (vi) in the immediately preceding bullet point;

     - any change has occurred, or UPC has become aware of any fact, that has had or would have a Material Adverse Effect;

     - there has occurred

        (i) any general suspension of trading in, or limitation on prices for, securities on the NASDAQ National Market (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index),

        (ii) any decline in the NASDAQ Composite Index in excess of 30% measured from the close of business on the trading day immediately preceding June 2, 1999,

       (iii) a suspension of the currency exchange markets for the U.S. dollar which continues in effect for three business days or for the Dutch Guilder which continues in effect for five business days,

        (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or The Netherlands,

        (v) any material limitation (whether or not mandatory) by any United States or Dutch Governmental Body on the extension of credit by banks or other lending institutions,

        (vi) the actual declaration of war on or by the United States, The Netherlands or Poland, or the invasion of the territory of a NATO member state by a non-NATO member state, or

       (vii) in the case of any of the foregoing existing at the time of the commencement of the tender offer, a material acceleration or material worsening thereof;

     - any of the representations or warranties made by our company in the merger agreement that are qualified as to materiality are untrue or incorrect in any respect or any representations and warranties that are not so qualified shall be untrue or incorrect in any material respect, in each case as of the date of the merger agreement and the scheduled expiration of the tender offer, except (i) for changes specifically permitted by the merger agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date;

     - we fail to perform any material obligation or to comply with any material agreement or covenant under the merger agreement;

     - our Board of Directors or any committee of our Board withdraws, or modifies or amends in a manner adverse to UPC or Bison, the approval, adoption or recommendation, of the tender offer, the merger or the merger agreement, or approve or recommend, or announce a neutral position with respect to, any merger, consolidation, other business combination, sale of material assets, takeover proposal or other acquisition of shares of common stock other than this tender offer and the merger or upon request by UPC, fail to reaffirm its approval and recommendation of the tender offer, the merger or the merger agreement;

     - it is disclosed, or Bison learns otherwise, that beneficial ownership (determined for the purposes of this paragraph) as set forth in Rule 13d-3 promulgated under the Securities Exchange Act) of 30% or more of the shares of Common stock has been acquired by any person or entity (including us or any of our subsidiaries or affiliates) or group (as defined in Section 13(d)(3) under the Exchange Act), which person or group is not, on the date of the merger agreement, the beneficial owner of 30% or more of the shares of Common stock;

     - the merger agreement is terminated in accordance with its terms;

     - any Stockholder Agreement fails or ceases to be in full force and effect or any party to any such agreement (other than UPC or Bison) materially breaches or repudiates any of those agreements; which, in the reasonable judgment of Bison, in any such case and regardless of the circumstances giving rise to that condition, makes it inadvisable to proceed with such acceptance for payment or payment.

      "Material Adverse Effect" means a material adverse effect on the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of our company and our subsidiaries taken as a whole.

    These conditions are for the sole benefit of UPC and Bison and may be asserted or waived by either party, in whole or in part at any time and from time to time in their respective reasonable discretion. The failure by UPC or Bison at any time to exercise any of these rights shall not be deemed a waiver of that right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by UPC or Bison concerning the events described in this section shall be final and binding upon all parties.

    THE MERGER. The merger agreement provides that Bison shall be merged with and into our company on the later of the date the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the closing date of the merger or as soon as practicable after the satisfaction or waiver of the conditions to the merger. Following the merger, the separate corporate existence of Bison shall cease and we shall be the surviving corporation and shall continue our corporate existence as a wholly-owned subsidiary of UPC and shall continue to be governed by the laws of the State of Delaware. At the effective time of the merger, by virtue of the merger and without any action on the part of UPC, Bison or us, each share of our common stock then issued and outstanding (other than (i) any shares of common stock which are held by any of our subsidiaries or in our treasury, or which are held, directly or indirectly, by UPC or any direct or indirect subsidiary of UPC (including Bison), all of which shall be canceled and none of which shall receive any payment with respect thereto and (ii) shares of common stock, if any, held by stockholders who perfect their appraisal rights under Delaware law) shall be canceled and converted into and represent the right to receive an amount in cash, without interest, equal to the price paid for each share of common stock pursuant to the tender offer. In addition, at the effective time of the merger, each issued and outstanding share of the capital stock of Bison will be converted into and become one fully paid and nonassessable share of common stock of the surviving corporation. The merger agreement provides that in the event that Bison acquires in the aggregate at least 90% of the outstanding shares of common stock, and 90% of the outstanding shares of each outstanding class of Preference Shares, we, along with UPC and Bison, shall take all necessary action to cause the merger to become effective as soon as practicable after the expiration of the tender offer, without a meeting of our stockholders, in accordance with Section 253 of the Delaware General Corporate Law. The merger agreement provides that the respective obligations of UPC and Bison, on the one hand, and us, on the other hand, to effect the merger are subject to the fulfillment, of each of the following conditions:

    - the holders of a majority of the outstanding shares of common stock approve and adopt the merger agreement and merger;

    - the HSR Condition shall have been satisfied;

    - the PAMC Condition shall have been satisfied, and

    - the EC Condition shall have been satisfied;

    - no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the completion of the tender offer or the merger and the transactions contemplated by the merger agreement and which is in effect at the effective time of the merger; PROVIDED, HOWEVER, that, in the case of a decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction, decree or other order that may be entered;

    - no statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the completion of the tender offer or the merger or has the effect of making the purchase of the common stock illegal;

    - Bison shall have purchased shares of common stock pursuant to the tender offer in a number sufficient to satisfy the Minimum Condition; and

    - Bison shall have purchased all of the outstanding Preference Shares from the owners thereof and shall be the sole record and beneficial owner of all of our issued and outstanding Preference Shares; PROVIDED, HOWEVER, that UPC and Bison will not be entitled to assert the condition described in this clause if UPC or Bison shall have failed to purchase any Preference Shares in breach of their obligations under the Preferred Stockholder Agreements.

    CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The merger agreement provides that, at the effective time of the merger, the directors of Bison immediately before the effective time shall be the directors of the surviving corporation and our officers immediately before the effective time shall be the officers of the surviving corporation, in each case until successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation's Certificate of Incorporation and By-Laws. In addition, the Certificate of Incorporation (as amended to change the name of Bison to "@ Entertainment, Inc.") and By-Laws of Bison, as in effect immediately before the effective time of the merger, shall be the Certificate of Incorporation and By-Laws of the surviving corporation until amended.

    COMPANY STOCKHOLDERS' MEETING. Pursuant to the merger agreement, promptly after the purchase of shares of common stock in the tender offer, if required by the Delaware General Corporate Law in order to consummate the merger, we, acting through our Board of Directors, shall, duly call, give notice of, convene and hold a meeting of the holders of common stock and Preference Shares to vote on the merger agreement and the merger. We have agreed that we will use our reasonable best efforts to solicit from our stockholders proxies, and shall take all other action necessary and advisable, to secure the vote of stockholders required by applicable law and our Amended and Restated Certificate of Incorporation or By-Laws to obtain the approval for the merger agreement. We have agreed that, if stockholder approval of the merger is required by applicable law or by our Amended and Restated Certificate of Incorporation or By-Laws, as promptly as practicable, following UPC's request, we will prepare and file a preliminary proxy statement with the Commission and will use our reasonable best efforts to respond to the comments of the Commission, if any, in connection with the proxy statement. We will also use our reasonable best efforts to furnish all information regarding our company required in the definitive proxy statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). UPC, Bison and our company will cooperate in preparing the proxy statement. Each of UPC and Bison have agreed to furnish to us the information relating to them required by the Securities Exchange Act to be included in the proxy statement. We have agreed that we will include in the proxy statement the recommendation of our Board of Directors that holders of common stock and Preference Shares approve and adopt the merger agreement and approve the merger. UPC will cause all shares of common stock and Preference Shares owned by UPC and its subsidiaries (including Bison) to be voted in favor of the merger agreement and the merger.

    BOARD REPRESENTATION. Once Bison has acquired a majority of the outstanding shares of common stock, Bison shall be entitled to designate such number of directors on our Board, rounded up to the next whole number, as will give Bison representation on that Board of Directors equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors (giving effect to the directors elected pursuant to this sentence) multiplied by a fraction, the numerator of which shall be the number of shares of common stock beneficially owned by Bison and UPC and the denominator of which shall be the number of shares of common stock then outstanding. We and our Board of Directors shall, at that time, take any and all action needed to cause Bison's designees to be appointed to our Board of Directors (including using our reasonable best efforts to cause directors to resign). We have agreed to take all action requested by UPC which is reasonably necessary to effect any such election. We will also increase the size of our Board of Directors, or use our reasonable efforts to secure the resignation of directors, or both, as is necessary to permit Bison's designees to be elected to our Board of Directors. At the effective time, we, if so requested, will use our reasonable efforts to cause persons designated by Bison to constitute the same percentage of each committee of such board, each board of directors of each subsidiary and each committee of each such board. Following the election or appointment of Bison's designees and before the effective time of the merger, any amendment or termination of the merger agreement or our Amended and Restated Certificate of Incorporation or By-Laws, any termination of the merger agreement by us, any extension by us of the time for the performance of any of the obligations or other acts of UPC and Bison or waiver of any of our rights under the merger agreement, and any other consent or action by the Board of Directors under the merger agreement, will require the concurrence of a majority (which shall be at least two) of our directors then in office who were directors on June 2, 1999 and who voted to approve the merger agreement or are designated by a majority of our directors who were directors on June 2, 1999 and who voted to approve the merger agreement.

    INTERIM OPERATIONS. The merger agreement provides that except as otherwise expressly contemplated thereby or as described in our Company Disclosure Statement (which was delivered with the merger agreement) as required by any change in applicable law, or as otherwise agreed by UPC in writing, during the period from the date of the merger agreement to the effective time,

    - we will, and will cause each of our subsidiaries to, conduct our business in the ordinary course of business consistent with past practice, and

    - to the extent consistent with conducting our business in the ordinary course, we will, and will cause each of our subsidiaries to, use our reasonable best efforts to preserve intact our current business organizations, keep available the service of our current officers and employees, and preserve our relationships with customers, suppliers and others having business dealings with them (but without the obligation to pay any additional compensation to those officers, employees, customers, suppliers and other persons), in each case with respect to our current business, with the objective that the goodwill and ongoing businesses of our company shall be materially unimpaired at the effective time.

    During this interim period, we have agreed that we will not, and will not permit any of our subsidiaries to, without the prior written consent of UPC (except to the extent set forth in the Company Disclosure Statement):

    - except for certain security, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance (in each instance, whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) of

       (A) any additional shares of its capital stock of any class, or any Voting Debt (as defined in the merger agreement), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of our capital stock or debt with voting rights or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of ours capital stock or debt with voting rights or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of ours capital stock, or

       (B) any other securities in respect of, in lieu of, or in substitution for, our common stock outstanding on June 2, 1999;

    - redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of our outstanding securities, other than pursuant to existing agreements requiring us to repurchase or acquire any shares of our capital stock (provided that such repurchase or acquisition is in accordance with the terms of that agreement as in effect on the date of the merger agreement);

    - split, combine, subdivide or reclassify any shares of our capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of our capital stock or otherwise make any payments to stockholders in their capacity as such (other than dividends or distributions paid by any wholly owned subsidiary of our company, of our company to our company or another wholly owned subsidiary of our company);

    - grant any increases in the compensation of any of ours directors, officers or employees, except for increases granted to employees other than officers in the ordinary course of business consistent with past practice,

    - pay or award or agree to pay or award any pension, retirement allowance, or other non-equity incentive awards, or other employee benefit, not required by any of the Employee Plans (as defined in the merger agreement), to any current or former director, officer or employees, except for payments or awards to current employees other than officers that are in the ordinary course of business, consistent with past practice,

    - pay or award or agree to pay or award any stock option or equity incentive awards,

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
    - except as provided for in our business plan, enter into any new or amend any existing employment agreement with any director, officer or employee except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice and except for amendments in the ordinary course of business, consistent with past practice, that do not materially increase benefits or payments,

    - enter into any new, or amend any existing, severance agreement with any current or former director, officer or employee, except for agreements or amendments in the ordinary course of business, consistent with past practice, that do not provide for material benefits, or

    - become obligated under any new Employee Plan which was not in existence on June 2, 1999, or amend any Employee Plan in existence on June 2, 1999, except for any amendment in the ordinary course of business, consistent with past practice, that does not provide for material additional benefits;

    - adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of our company or any subsidiary of our company not constituting an inactive subsidiary;

    - make any acquisition, by means of stock or asset purchase, recapitalization, merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course and consistent with past practice, any other assets; PROVIDED, FURTHER, that such acquisitions do not and would not prevent or materially delay the completion of the merger; we will not be prevented from exploring on a preliminary basis and conducting diligence investigations (including having discussions with any potential acquisition target) with respect to any potential acquisition that would require UPC's consent under the merger agreement, to determine the desirability of a potential acquisition and developing the basis on which to seek UPC's consent, so long as we do not submit any formal proposal or indication of interest with respect to such an acquisition to an acquisition target, or make any binding commitments with respect to that potential acquisition, without obtaining UPC's consent;

    - dispose of any interest in any material business enterprise or operation of our company,

    - make any other disposition of any other direct or indirect ownership interest in any material assets of our company (except for the replacement or upgrade of assets, or disposition of unnecessary assets, in the ordinary course and consistent with past practice), or

    - except in the ordinary course and consistent with past practice, dispose of any other assets of our company;

    - adopt any amendments to our Amended and Restated Certificate of Incorporation or our by-laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of our company;

    - incur any indebtedness for borrowed money or guarantee any indebtedness of any other person or entity or make any loans, advances or capital contributions to, or investments in, any other person or entity (other than to us or any wholly-owned subsidiary of ours);

    - except as provided for in our business plan, engage in the conduct of any business other than our existing businesses;

    - enter into any agreement or exercise any discretion providing for acceleration of payment or performance as a result of a change of control of our company or our subsidiaries, except in connection with the tender offer and the merger;

    - enter into any contracts, arrangements or understandings requiring in the aggregate the purchase of equipment, materials, supplies or services in excess of $2 million individually or $20 million in the aggregate other than any such contracts, arrangements or understandings providing for capital spending of our company or our subsidiaries in accordance with our business plan;

    - enter into or amend, modify, terminate or waive any right under any agreement with any of our affiliates (other than our subsidiaries), other than what may be done in the ordinary course of business and that (x) would not be reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of our company or our subsidiaries, taken as a whole (a "Material Adverse Effect"), or (y) would be reasonably likely to prevent or materially delay completion of the transactions contemplated by the merger agreement;

    - settle or compromise any material litigation or material tax controversy, with respect to our company or our subsidiaries or waive, release or assign any material rights or claims with respect to our company or our subsidiaries, except in the ordinary course of business consistent with past practice;

    - effect any material change in any of our methods of accounting, except as may be required by law or generally accepted accounting principles;

    - take any action, engage in any transaction or enter into any agreement which would cause any of our representations or warranties contained in the merger agreement that are subject to, or qualified by, a "Material Adverse Effect", "material adverse change" or other materiality qualification to be untrue as of the effective time of the merger, or any such representations and warranties that are not so qualified to be untrue in any respect which would have a Material Adverse Effect;

    - take any action, including without limitation, the adoption of any shareholder rights plan or amendments to Bison's Certificate of Incorporation, which would, directly or indirectly, restrict or impair the ability of UPC to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, our securities that may be acquired or controlled by UPC or Bison or permit any shareholder to acquire our securities on a basis not available to UPC in the event that UPC were to acquire our securities; or

    - authorize, recommend or propose (other than to UPC), or announce an intention to do any of the activities listed above, or enter into any contract, agreement, commitment or arrangement to do any of the activities listed above.

    NO SOLICITATION.  The merger agreement provides as follows:

    - Our company and our Affiliates (as defined in the merger agreement) and each of their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents shall immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to any Acquisition Proposal (as defined below). Neither we nor any of our Affiliates shall, directly or indirectly, take (and we shall not authorize or permit our or our Affiliates, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or affiliates, to so take) any action to

      (A) encourage, solicit, initiate or facilitate the making of any Acquisition Proposal,

      (B) enter into any agreement with respect to any Acquisition Proposal or enter into any arrangement, understanding or agreement requiring us to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement, or

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
      (C) participate in any way in discussions or negotiations with, or, furnish or disclose any information to, any person or entity (other than UPC or Bison) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; but we, in response to an unsolicited Acquisition Proposal, may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with terms not more favorable to such third party than the terms of the Confidentiality Agreement described below) to any third party which makes an Acquisition Proposal in the circumstances described below:

          (1) our Board of Directors believes that failing to take the actions described above would be a breach of its fiduciary duties;

          (2) a nationally recognized independent legal counsel has given our Board of Directors written advice that failing to take the actions described above would be a breach of the Board's fiduciary duties;

          (3) our Board of Directors reasonably determines, based on the advice of an independent nationally recognized financial advisor, that the Acquisition Proposal will lead to a Superior Proposal (as defined below). We cannot withdraw or modify, or propose to withdraw or modify, our approval and recommendation of the tender offer and the merger agreement in a manner adverse to UPC or Bison and we cannot approve or recommend, or propose to approve or recommend, any Acquisition Proposal unless,

               - a third party makes a Superior Proposal;

              - we give UPC five business days written notice of the Superior
                Proposal and our plans;

              - we cooperate with UPC during the five business day period, including informing UPC of the terms of the Superior Proposal and the identity of the third party;

              - we negotiate with UPC to amend the merger agreement; and

              - at the end of the five business day period, the Acquisition
                Proposal continues to constitute a Superior Proposal.

    "Superior Proposal" is a proposal by a third party to acquire all of our common stock in a tender offer, a merger or a sale of all of our assets

    - On terms that a majority of our Board of Directors determines in their good faith reasonable judgment to be more favorable to us and our stockholders than the terms in the merger agreement where the decision of our Board of Directors is based on the advice of an independent outside nationally recognized financial and legal advisors;

    - where financing is available (financing evidenced by "highly confident" letters will not be considered available);

    -  which is not subject to a financing or due diligence condition; and

    - which an independent nationally recognized financial advisor has advised our Board of Directors is more favorable to our stockholders from a financial point of view than the terms of the merger agreement.

    "Acquisition Proposal" means

      (A) any inquiry, proposal or tender offer from any person or entity relating to any direct or indirect acquisition or purchase of a substantial amount of the assets of our company or any of our subsidiaries or of over 10% of any class of equity securities of our company or any of our subsidiaries,

      (B) any tender offer or exchange tender offer that, if consummated, would result in any person or entity beneficially owning 10% or more of any class of equity securities of our company or any of our subsidiaries,

      (C) any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving our company or any of our subsidiaries, or

      (D) any other transaction that could reasonably be expected to impede, interfere with, prevent or materially delay the tender offer or the merger or that could reasonably be expected to dilute materially the benefits to UPC of the transactions contemplated hereby.

    - From and after the date of the merger agreement, on the date of receipt of an Acquisition Proposal, we shall also advise UPC of any request for information or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and we shall promptly provide to UPC copies of any written materials received by us in connection with the proposal, and the identity of the person or entity making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussion or negotiation is taking place. We shall keep UPC fully informed of the status and details. We shall promptly provide to UPC any non-public information concerning us provided to any other person or entity in connection with any Acquisition Proposal which was not previously provided to UPC.

    - Immediately following the execution of the merger agreement, we shall request each person or entity which has before June 2, 1999 executed confidentiality agreement in connection with its consideration of acquiring us or any portion thereof to return all confidential information furnished before June 2, 1999 to such person or entity by or on behalf of us.

    DIRECTORS' AND OFFICERS' INDEMNIFICATION. The merger agreement provides that, from and after the effective time of the merger, UPC and the surviving corporation will jointly and severally indemnify, defend and hold harmless certain individuals specified on the Company Disclosure Statement, and each of the present and former officers and directors of ours and any of our subsidiaries, former subsidiaries and our predecessors, and any person who is or was serving at our request as an officer, director or employee or agent of another person or entity against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or before the effective time of the merger to the fullest extent permitted under applicable law with some qualifications. UPC and surviving corporation have agreed that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, existing in favor of the indemnified parties will survive the merger and shall continue in full force and effect for a period of not less than six years from the effective time of the merger with certain qualifications and exceptions.

    OPTIONS AND WARRANTS. Before the shares of common stock are accepted for payment in the tender offer, both our Board of Directors (or, if appropriate, any committee of our Board) and our company will use our reasonable best efforts to obtain the consent of all of the holders of options to purchase common stock (the "Company Options") granted under any stock option plans of our company. And the consent of the holders of any outstanding warrants (including the Note Warrants and the Preference Warrants) to purchase shares of our common stock to provide for the cancellation, of all the outstanding Company Options and warrants on the terms set forth in the merger agreement. Within three business days after the date on which shares of common stock are accepted for payment pursuant to the tender offer, each Company Option, whether or not then vested or exercisable, and each warrant (including the Note Warrants and the Preference Warrants), whether or not then vested or exercisable,

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
shall subject to the receipt by us of any required consents from the holder of Company Options and warrants, no longer be exercisable for the purchase of shares of common stock but shall entitle each holder, in cancellation and settlement therefor, to payments in cash. The cash payments will be equal to the product of (x) the total number of shares of common stock subject to such Company Option or warrant, as the case may be, as to which such Company Option or warrant could have been exercisable (assuming that security was fully vested) and (y) the excess, if any, of the price per share of common stock paid pursuant to the tender offer over the exercise price per share of common stock subject to such Company Option or warrant. We will make these cash payments to each holder of an outstanding Company Option or warrant, as the case may be, within six business days of the date on which shares of common stock are accepted for payment pursuant to the tender offer; PROVIDED that the holder has delivered the proper consent to us. UPC has agreed to provide, or cause to be provided, to us on a timely basis all funds necessary to make these cash payments.

    To the extent that Company Options and warrants (including the Note Warrants and the Preference Warrants) were not canceled as mentioned above before the effective time of the merger, our Board of Directors (or, if appropriate, any committee of our Board) and our company shall use our best efforts to obtain the consent of all of the holders of Company Options granted under any stock plans to provide for the cancellation, effective at the effective time of the merger, of all the outstanding Company Options, as follows: immediately before the effective time of the merger, each Company Option, (whether or not then vested or exercisable), and each warrant, (whether or not then vested or exercisable), shall no longer be exercisable for the purchase of shares of common stock but shall entitle each holder, in cancellation and settlement therefor, to a cash payment to each holder of an outstanding Company Option or warrant, as the case may be, at the effective time of the merger.

    We will ensure that any then-outstanding stock appreciation rights or limited stock appreciation rights shall be canceled as of immediately before the effective time of the merger without any payment therefor. Our stock plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of our company or any subsidiary shall terminate as of the effective time of the merger. The merger agreement provides that we will ensure that neither we nor any of our subsidiaries is or will be bound by any Company Options, other options, warrants (including the Note Warrants and the Preference Warrants), rights or agreements which would entitle any person, other than UPC or its affiliates (including Bison), to own any capital stock of the surviving corporation or any of its subsidiaries or to receive any payment in respect thereof. We will ensure that after the effective time of the merger, the only rights of the holders of Company Options to purchase shares of common stock or warrants (including the Note Warrants and the Preference Warrants) in respect of such Company Options and warrants will be to receive the cash payment in cancellation and settlement thereof.

    CERTAIN EMPLOYEE BENEFITS. After the effective time of the merger, UPC will cause the surviving corporation to honor, in accordance with their terms, the employment contracts, severance agreements and similar agreements with officers and employees of our company and our subsidiaries disclosed to UPC in the Company Disclosure Statement. Company performance in respect of any performance or other programs shall be calculated without taking into account any expenses or costs directly associated with or arising as a result of the transactions contemplated by the merger agreement or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by the merger agreement not occurred. With respect to employees of our company and our subsidiaries, UPC will assume the obligations of our company and our subsidiaries under the Employee Plans as in effect immediately before the effective time of the merger and will provide employee benefit plans with aggregate employee benefits to our employees that are no less favorable than the aggregate benefits provided to them immediately before the effective time of the merger pursuant to the plans set forth in the Company Disclosure Statement; PROVIDED that UPC at its sole option may provide employee benefits to our employees which, in the aggregate, are no less

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
favorable than those applicable to similarly situated employees of UPC. With respect to any plans established by UPC, to the extent our employee becomes eligible to participate in these plans, UPC shall grant to our employee from and after the effective time of the merger, credit for all service with us and our affiliates and predecessors before the effective time of the merger for eligibility to participate, benefit accrual and vesting purposes. To the extent UPC benefit plans provide medical or dental welfare benefits, these plans shall waive any preexisting conditions and actively at-work exclusions with respect to our employees and shall provide that any expenses incurred on or before the effective time of the merger in the applicable plan year by or on behalf of any of our employees shall be taken into account under UPC benefit plans for the purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket provisions for those employees.

    AGREEMENT TO USE REASONABLE BEST EFFORTS. Our company and UPC have agreed that we shall, and shall use our reasonable best efforts to cause our respective subsidiaries, to:

    - promptly make all filings and seek to obtain all authorizations (including, without limitation, all filings required under the HSR Act, the applicable merger regulations of the European Community and all applicable Polish competition statutes) required under all applicable laws with respect to the merger and the other transactions contemplated by the merger agreement and will reasonably consult and cooperate with each other to do so;

    - not take any action which would impair the ability of the parties to consummate the merger; and

    - use our reasonable best efforts to promptly take all other actions and do, all other things reasonably necessary, proper or appropriate to satisfy the conditions set forth in the section entitled "Conditions of the Tender Offer" and the conditions precedent to the obligations of UPC, Bison and our company to effect the merger and to consummate and make effective the transactions contemplated by the merger agreement.

    REPRESENTATIONS AND WARRANTIES. In the merger agreement, we have made customary representations and warranties to UPC and Bison with respect to, among other things, our organization, corporate authority, capital structure, financial statements, public filings, litigation, compliance with applicable laws, consent and approvals, employee benefit plans, brokers' offenders' fees, state takeover statutes, voting requirements, taxes, intellectual property, Year 2000 compliance and the absence of any material adverse change in our company since December 31, 1998.

    TERMINATION. The merger agreement may be terminated and the merger may be abandoned at any time before the effective time of the merger, whether before or after any approval by our stockholders:

    - by mutual written consent of UPC and us; or

    - by UPC or us if:

     (i) Bison has not paid for the shares of common stock pursuant to the tender offer by September 30, 1999 (the "Termination Date"); or

     (ii) any court of competent jurisdiction or Governmental Body issues an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, shares of common stock pursuant to the tender offer or the payment for shares of common stock or the making of any cash payment under the merger and such order, decree, ruling or other action becomes final and nonappealable.

    - by us if:

     (i) UPC or Bison breaches or fails in any material respect to perform or comply with its covenants and agreements contained in the merger agreement or breaches its representations

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
         and warranties in any material respect and the breach cannot or has not been fixed within fifteen (15) days; or

     (ii) UPC or Bison fails to commence the tender offer within five (5) business days following the date of the merger agreement, terminates the tender offer in violation of its terms or the merger agreement; or fails to pay for shares of common stock in accordance with the tender offer.

    - by UPC or Bison if:

     (i) our Board of Directors withdraws or modifies its approval or recommendation of the merger agreement, the tender offer or the merger in a manner adverse to UPC or Bison;

     (ii) the tender offer is terminated or expires and Bison has not purchased any common stock because of a failure to satisfy any one or more of the conditions set forth in the section entitled "Conditions of the Tender Offer";

    (iii) in the event of a breach by us of any representation, warranty, covenant or agreement contained in the merger agreement leading to a failure of certain conditions, and which is not fixed within a certain period;

     (iv) any condition is not satisfied by the expiration of the tender offer and before that date has not been publicly disclosed, or UPC has not learned, that beneficial ownership of 30% or more of the common stock has been acquired by any person, entity or group (as defined in Section 13(d)(3) under the Exchange Act); or

     (v) any Stockholder Agreement is no longer in full force and effect or any party to any such agreement (other than UPC or Bison) has materially breached or repudiated any such agreement.

    In general, a party whose failure to fulfill any obligation under the merger agreement has been the cause of or resulted in the failure of the Effective Time cannot terminate the merger agreement.

    PAYMENT OF CERTAIN FEES AND EXPENSES UPON TERMINATION. Except in certain cases, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger shall be paid by the party incurring such costs and expenses.

    If the merger agreement is terminated by UPC because:

    A. our Board of Directors withdrew or modified its approval or recommendation of the merger agreement, the tender offer or the merger in a manner adverse to UPC;

    B. the tender offer is terminated or expires in accordance with its terms without Bison having purchased any common stock as a result of the failure to satisfy the conditions to the tender offer (unless the failure was due to the failure of UPC or Bison to perform in any material respects their covenants or agreements in the merger agreement or their material breach of their representations and warranties); or

    C. breach by us of any of our representations, warranties, covenants or agreements in the merger agreement (except for breaches resulting from our willful actions, willful omissions or gross negligence)

then we will reimburse UPC in immediately available funds for the reasonable documented expenses of UPC and Bison incurred in connection with the transactions contemplated by the merger agreement (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors and all fees and expenses payable to any financing sources). This amount will not exceed $8,000,000.

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
    If the merger agreement is terminated by UPC because:

A. the tender offer is terminated by UPC because

       - we failed to perform any material obligation or to comply with any material covenant of ours in the merger agreement or

       - our Board of Directors withdrew or modified its approval or recommendation of the merger agreement, the tender offer or the merger in a manner adverse to UPC or

       - our Board of Directors approved, recommended or took a neutral position with respect to the competing bid for our company;

       - material breach of our representations and warranties in the merger agreement which cannot be remedied within specified time periods resulting from our willful action or willful omission or gross negligence;

B. the conditions to the tender offer have not been satisfied and another bidder for our company acquires more than 30% of our outstanding common stock.

and within twelve (12) months of the date of the termination we enter into a definitive agreement for a transaction relating to an Acquisition Proposal with any person or entity other than UPC or its affiliates, we will pay to UPC an amount equal to $32,000,000.

STOCKHOLDER AGREEMENTS

    We have summarized below the material terms of the Common Stockholder Agreements and the Preferred Stockholder Agreements. This summary does not restate these agreements. We urge you to read the Common Stockholder Agreements and the Preferred Stockholder Agreements because they, and not this description, defines how your rights as holders of securities in our company will be affected by this transaction if it is consummated. We have filed copies of the Common Stockholder Agreements as Exhibit (c)(4) to our Solicitation/Recommendation Statement on Schedule 14D-9 and the Preferred Stockholder Agreements as Exhibit
(c)(5) to our Solicitation/Recommendation Statement on Schedule 14D-9, which we have incorporated by reference into this prospectus in their entirety.

COMMON STOCKHOLDER AGREEMENTS.

    UPC and Bison have entered into the Common Stockholder Agreements with Samuel Chisholm, David Chance, Robert E. Fowler III, certain affiliates of Advent International Group and the Chase Group and Morgan Grenfell. These individuals and entities are the record and beneficial owners of, in the aggregate, 16,175,431 shares of common stock, warrants exercisable for 5,500,000 shares of common stock and options to purchase 2,286,000 shares of common stock (representing approximately 48.4% of the outstanding common stock and approximately 51.5% of the common stock on a fully-diluted basis). We have summarized below the material terms of the Common Stockholder Agreements. This summary does not restate these agreements. We urge you to read the Common Stockholder Agreements because it is the fullest description of the agreement. The form of the Common Stockholder Agreements was filed as Exhibit 2.4 of the registration statement related to this prospectus.

    AGREEMENT TO TENDER COMMON STOCK. Each Stockholder has agreed to validly tender (and not to withdraw) to Bison in the tender offer, all of such Stockholder's Option Securities which constitute shares of common stock. The Common Stockholder Agreement provides that each Stockholder shall be entitled to receive the highest price per share of common stock paid by Bison in the tender offer for the shares of common stock tendered. The price per share of common stock paid in the tender offer shall not be less than $19.00, payable in cash.

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
    OPTION TO PURCHASE COMMON STOCK; CERTAIN PURCHASE OBLIGATIONS. Each Stockholder has granted to Bison (x) an irrevocable option to purchase all shares of common stock constituting Option Securities owned by such Stockholder at a purchase price per share equal to $19.00, payable in cash, and (y) an irrevocable option to purchase the Option Securities at a price per Option Security equal to the $19.00 LESS the exercise price of such Option Security, payable in cash. They have agreed to do this in each case until the termination date of the applicable Common Stockholder Agreement.

    Until such termination date, if

    - the tender offer is terminated, abandoned or withdrawn by UPC or Bison,

    - the tender offer is consummated but the Stockholder has not validly tendered into the tender offer such Stockholder's Option Securities constituting shares of common stock or

    - the merger agreement is terminated in accordance with its terms,

These options shall become exercisable, in whole but not in part, upon one of these events occurring and will remain exercisable, in whole but not in part, 90 days after one of these events occur.

    CERTAIN COVENANTS. Each Stockholder has agreed that beginning June 2, 1999, until the effective time of the merger or other time described in the agreement the Stockholder will vote (or cause to be voted) the shares of common stock (if any) owned by such Stockholder

    (i) in favor of the merger, the merger agreement the applicable Common Stockholder Agreement and any related actions required;

    (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of ours under the merger agreement; and

   (iii) against the following actions:

       (A) any extraordinary corporate transaction,

        (B) a sale, lease or transfer of a material amount of assets of our company or our subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of our company or our subsidiaries;

        (C) (1) any change in a majority of the persons who constitute our Board of Directors;

            (2) any change in the present capitalization of our company or any amendment of our Amended and Restated Certificate of Incorporation or By-laws;

            (3) any other material change in our corporate structure or business; or

            (4) any other action involving our company or our subsidiaries which is intended, or could affect the merger and the transactions contemplated by the applicable Common Stockholder Agreement and the merger agreement.

    Each Stockholder has also agreed not to enter into any agreement or understanding with any person or entity the effect of which would be to violate the provisions and agreements contained in this paragraph.

    Each Stockholder has also agreed as follows:

    - Beginning on June 2, 1999, and ending when the option is no longer exercisable, a Stockholder shall not do anything that reasonably may be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity to obtain any Acquisition Proposal,

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
    - Beginning on June 2, 1999, and ending when the option is no longer exercisable, a Stockholder will not (i) transfer, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to any disposition of, any or all of such Stockholder's Option Securities or any interest in those securities, except in certain cases; (ii) grant any proxies or powers of attorney, deposit any Option Securities into a voting trust or enter into a voting agreement with respect to any Option Securities in those securities, except in certain cases; or (iii) take any action that would make any representation or warranty of that Stockholder untrue or incorrect or have the effect of preventing such Stockholder from performing the Stockholder's obligations under the applicable Common Stockholder Agreement.

    - A Stockholder irrevocably waives any rights of appraisal or rights to dissent from the merger that it may have.

    - A Stockholder must not request that we register the transfer of any Certificate or uncertificated interest representing any of such Stockholder's Option Securities, unless such transfer is made in compliance with the applicable Common Stockholder Agreement.

    REPRESENTATIONS AND WARRANTIES. Each Stockholder has made customary representations and warranties to UPC with respect to, among other things, ownership of, and capacity with respect to the Option Securities subject to the Common Stockholder Agreement, legal capacity to enter into the Common Stockholder Agreement, absence of conflicts or of violations of laws and absence of liens in respect of the securities subject to such agreements.

    TERMINATION. The obligations of the Stockholder under these agreements end on the fifth day after the earlier of (i) the expiration of the 90 day exercise period, (ii) at the Stockholder's option, upon the valid termination of the merger agreement by us or (iii) 180 days after the date of the Common Stockholder Agreement.

PREFERRED STOCKHOLDER AGREEMENTS

    UPC and Bison have entered into the Preferred Stockholder Agreements with members of the Chase Group and Morgan Grenfell who are the holders of all of the outstanding Preference Shares. We have summarized below the material terms of the Preference Stockholder Agreements. This summary does not restate these agreements. We urge you to read the Preference Stockholder Agreements because it is the fullest description of the agreement. The form of the Preference Stockholder Agreements was filed as Exhibit 2.5 of the registration statement related to this prospectus.

    OPTION TO PURCHASE PREFERENCE SHARES; CERTAIN PURCHASE OBLIGATIONS. Each Preferred Stockholder has granted to Bison (x) an irrevocable option to purchase all Preference Shares owned by that Preferred Stockholder at a purchase price per Preference Share equal to the liquidation preference of such Preference Share PLUS all accrued and unpaid dividends thereon on the date of purchase, payable in cash, until the termination date of the applicable Preferred Stockholder Agreement.

    Until that time, if (i) the tender offer is terminated, abandoned or withdrawn by UPC or Bison, (ii) the tender offer is consummated but Bison has not accepted for payment and paid for shares of common stock, or (iii) the merger agreement is terminated, the option will, in any of these cases, become exercisable, in whole but not in part, upon the first to occur of any such event and remain exercisable until 90 days after the date of the occurrence of such event, but shall not be exercisable unless certain conditions are present.

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
    CERTAIN COVENANTS. Each Stockholder has agreed that beginning June 2, 1999, until effective time of the merger or other time described in the agreement, at any meeting of the holders of Preference Shares, a Preferred Stockholder will vote (or cause to be voted) the Preference Shares owned by such Preferred Stockholder,

        (i) in favor of the merger, the merger agreement and the applicable Preferred Stockholder Agreement and any related actions required;

        (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of our company under the merger agreement; and

        (iii) against the following actions:

           (A) any extraordinary corporate transaction,

           (B) a sale, lease or transfer of a material amount of assets of our company or our subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of our company or our subsidiaries;

           (C) (1) any change in a majority of the persons who constitute our Board of Directors;

               (2) any change in the present capitalization of our company or any amendment of our Amended and Restated Certificate of Incorporation or By-Laws;

               (3) any other material change in our corporate structure or business; or

               (4) any other action involving our company or our subsidiaries which is intended, or could materially adversely affect the merger and the transactions contemplated by the applicable Preferred Stockholder Agreement and the merger agreement. Each Preferred Stockholder has also agreed not to enter into any agreement or understanding with any person or entity the effect of which would be to violate the provisions and agreements contained in this paragraph.

    Each Preferred Stockholder has also agreed as follows:

    - Beginning on June 2, 1999 when the option is no longer exercisable, a Preferred Stockholder will do anything that reasonably may be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity to obtain any Acquisition Proposal.

    - Beginning on June 2, 1999, and ending when the option is no longer exercisable, a Preferred Stockholder shall not (i), transfer, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the tender offer for transfer, or other disposition of, any or all of such Stockholder's Preference Shares or any interest in those securities except in certain cases (ii) grant any proxies or powers of attorney, deposit any Preference Shares into a voting trust or enter into a voting agreement with respect to any Preference Shares; or (iii) take any action that would make any representation or warranty of such Preferred Stockholder untrue or incorrect or have the effect of preventing such Preferred Stockholder from performing such Preferred Stockholder's obligations under the applicable Preferred Stockholder Agreement.

    - Such Preferred Stockholder irrevocably waives any rights of appraisal or rights to dissent from the merger that such Preferred Stockholder may have.

    - Such Preferred Stockholder shall not request that we register the transfer of any Certificate or uncertificated interest representing any of the Stockholder's Preference Shares, unless such transfer is made in compliance with the applicable Preferred Stockholder Agreement.

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
    REPRESENTATIONS AND WARRANTIES. Each Preferred Stockholder has made customary representations and warranties to UPC with respect to, among other things, ownership of, and capacity with respect to the Preference Shares subject to the Preferred Stockholder Agreements, legal capacity to enter into the Preferred Stockholder Agreements, absence of conflicts or of violations of laws and absence of liens in respect of the shares subject to such agreements.

    TERMINATION. The obligations of the Preferred Stockholder under these agreements end on the fifth day after the earlier of (i) the expiration of the 90 day exercise period, (ii) at the Stockholder's option, upon the valid termination of the merger agreement by us under certain conditions or (iii) 180 days after the date of the Preferred Stockholder Agreements.

CONFIDENTIALITY AGREEMENT

    We have summarized below the material terms of the Confidentiality Agreement. This summary does not restate this agreement. We urge you to read the Confidentiality Agreement because it, and not this description, defines our confidentiality arrangement with UPC. We have filed a copy of the Confidentiality Agreement as Exhibit 2.6 of the registration statement related to this prospectus.

    UPC has agreed, among other things,

    (i) to keep confidential, except as required by law or regulation or rule of certain stock exchanges on all non-public, confidential or proprietary information furnished to UPC by us, together with analyses, compilations, forecasts, studies or other documents prepared by UPC which contain such information ("the Information") and to disclose any of this information only to UPC's representatives on a need to know basis to evaluate the transaction, and

    (ii) to indemnify and hold us harmless from and against all liabilities, claims, losses, costs, damages and reasonable in any way caused by, or arising directly or indirectly from, or in consequence of any breach of the Confidentiality Agreement by UPC or any of its Representatives.

    EXECUTIVE OFFICERS UPC's Schedule 14D-1 indicates that UPC currently intends to cause our operations to continue to be run and managed by, amongst others, our existing executive officers. UPC has also indicated that it will continue to evaluate all aspects of the business, operations, capitalization and management of our company during the pendency of the tender offer and after the completion of the tender offer and the merger and will take any further actions as it deems appropriate. UPC has also indicated that it intends to seek additional information about us during this period and that it intends to review such information as part of a comprehensive review of our business, operations, capitalization and management.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements. These statements involve risks and uncertainties. Words such as "believe," "expect," "intend," "plan," "anticipate," "likely," "will" and similar expressions are intended to identify such forward-looking statements. Our actual results may differ significantly from the results discussed in these forward-looking statements.

    The risks, uncertainties and other factors that might cause such differences include, but are not limited to:

    - general economic conditions in Poland and in the pay television business in Poland;

    - changes in regulations under which we operate;

    - actions by competitors;

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
    - uncertainties inherent in new business strategies, including our satellite television business, new product launches and development plans, which we have not used before;

    - rapid technology changes;

    - changes in the acquisition, development and/or financing of telecommunications networks and services;

    - the development and provision of programming;

    - the continued strength of competitors in the multi-channel video programming distribution industry and satellite services industry and the growth of satellite delivered programming;

    - future financial performance, including availability, terms and deployment of capital;

    - the ability of vendors to deliver required equipment, software and services on schedule at the budgeted cost;

    - our ability to attract qualified personnel;

    - changes in, or failure or inability to comply with government regulations;

    - changes in the nature of strategic relationships with third parties;

    - competitor responses to our products and services;

    - the overall market acceptance of those products and services, including acceptance of the pricing of those products and services;

    - possible interference by satellites in adjacent orbital positions with the satellites currently being used for our satellite television business; and

    - acquisition opportunities.

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[LOGO]                                                                    [LOGO]

                             @ ENTERTAINMENT, INC.

                            1,027,200 NOTE WARRANTS
                        1,813,665 SHARES OF COMMON STOCK
                45,000 SERIES A 12% CUMULATIVE PREFERENCE SHARES
                5,000 SERIES B 12% CUMULATIVE PREFERENCE SHARES
                      45,000 SERIES A PREFERENCE WARRANTS
                       5,000 SERIES B PREFERENCE WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                             ---------------------

                                 JUNE   , 1999

                             ---------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses (other than underwriting discounts and commissions) of the issuance and distribution of the securities being registered to be paid by our company.

Securities and Exchange Commission registration fee...............  $  35,458
Printing and engraving expenses...................................  $  50,000
Accounting fees and expenses......................................  $  15,000
Blue Sky fees and expenses........................................  $   1,500
Listing fees......................................................  $  17,500
Counsel Fees......................................................  $  25,000
Miscellaneous.....................................................  $   5,000
Total.............................................................  $ 149,458

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933.

    @ Entertainment's Bylaws provide for the indemnification of directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law and authorize the indemnification by @ Entertainment of other officers, employees and other agents as set forth in the Delaware General Corporation Law. @ Entertainment has entered into, or will enter into, indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in @ Entertainment's Bylaws. The Purchase Agreement filed as Exhibit 1.1 and the Registration Rights Agreements filed as Exhibit 4.5 to this registration statement provides for indemnification by Merrill Lynch and Deutsche Bank of @ Entertainment and its officers and directors for certain liabilities arising under the Securities Act of 1933 or otherwise. The Purchase Agreements filed as Exhibits 1.2 and 1.3 and the Registration Rights Agreements filed as Exhibit 4.4 and 4.6 to this registration statement provides for indemnification by Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited and by Arnold Chase, Cheryl Chase and Rhoda Chase and The Darland Trust, as applicable of @ Entertainment and its officers and directors for certain liabilities arising under the Securities Act of 1933 or otherwise.

    The merger agreement provides that, from and after the effective time of the merger, UPC and the surviving corporation will jointly and severally indemnify, defend and hold harmless certain individuals specified on the Company Disclosure Statement, and each of the present and former officers and directors of ours and any of our subsidiaries, former subsidiaries and our predecessors, and any person who is or was serving at our request as an officer, director or employee or agent of another person or entity (collectively, the "Indemnified Parties"),against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or before the effective time of the merger (including the transactions contemplated by the merger agreement) to the fullest extent permitted under applicable law (and shall also, subject to certain limitations, advance expenses as incurred to the fullest extent permitted under applicable law; PROVIDED that, the person to whom expenses are advanced provides an undertaking reasonably satisfactory to us to repay such advances if it is ultimately determined that such person is not entitled to indemnification); PROVIDED, HOWEVER, that such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of our company or our subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that UPC or the surviving corporation shall, subject to certain limitations, advance expenses on a current basis as provided in this paragraph notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case UPC or the surviving corporation, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage).UPC and surviving corporation have agreed that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in our Amended and Restated Certificate of Incorporation or By-Laws or pursuant to other agreements, or certificates of incorporation or by-laws or other similar documents of any of our subsidiaries, as in effect as of the date of the merger agreement, with respect to matters occurring through the effective time of the merger, shall survive the merger and shall continue in full force and effect for a period of not less than six years from the effective time of the merger; PROVIDED, HOWEVER, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. The merger agreement also provides that the surviving corporation shall maintain in effect for not less than six years after the effective time of the merger the current policies of directors' and officers' liability insurance maintained by us and our subsidiaries with respect to matters occurring before the effective time of the merger; PROVIDED, HOWEVER, that in no event shall UPC be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by us for such insurance; PROVIDED, FURTHER, HOWEVER, that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing such insurance coverage for directors and officers of UPC.

    Officers and directors of @ Entertainment will be covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a complete list of exhibits filed as part of this registration statement, which are incorporated herein.

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Purchase Agreement dated January 22, 1998 between @Entertainment and Merrill Lynch & Co., Merrill Lynch,
             Pierce, Fenner & Smith Incorporated, and Deutsche Bank Securities Inc. relating to 256,800 units consisting of 14 1/2% Senior Discount Notes due 2009 and 1,027,000 warrants to purchase an aggregate of
             1,813,665 shares of common stock. (Incorporated by reference to Exhibit 1.1 of @Entertainment's
             Registration Statement on Form S-4, Registration No. 333-72361.)

       1.2   Form of Purchase Agreement dated January 22, 1999, between @Entertainment and Arnold Chase, Cheryl
             Chase, and Rhoda Chase relating to 5000 shares of Series B 12% Cumulative Preference Stock and 5,000 warrants to purchase an aggregate of 4,950,000 shares of Common Stock.

       1.3   Form of Purchase Agreement dated January 22, 1999, between @Entertainment and Morgan Grenfell Private
             Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited relating to 45,000 shares of Series A 12% Cumulative Preference Stock and 45,000 Warrants to Purchase an Aggregate of
             4,950,000 Shares of Common Stock.

       2.1   Contribution Agreement among Polish Investment Holdings, LP ("PIHLP"), ECO Holdings Limited Partnership
             ("ECO"), Roger M. Freedman, Steele LLC, the AESOP Fund LP, the Cheryl Anne Chase Marital Trust (the
             "CACMT") and @Entertainment, dated as of June 22, 1997. (Incorporated by reference to Exhibit 2.1 of
             @Entertainment's Registration Statement on Form S-1, Registration No. 333-29869)

       2.2   Purchase Agreement among ECO, @Entertainment, and L. Ciesla International, Inc., dated as of June 22,
             1997. (Incorporated by reference to Exhibit 2.2 of @Entertainment's Registration Statement on Form S-1,
             Registration No. 333-29869)

       2.3   Merger Agreement and Plan of Merger among @Entertainment, Inc., United-Pan Europe Communications N.V.,
             and Bison Acquisition Corp., dated as of June 2, 1999 (Incorporated by reference to Exhibit (c)(1) of
             @Entertainment, Inc.'s Schedule 14D-9)

       2.4   Form of Common Stockholder Agreement, dated as of June 2, 1999, between United-Pan Europe Communications
             N.V., Bison Acquisition Corp. and certain common stockholders of @Entertainment, Inc.

       2.5   Form of Preferred Stockholder Agreement, dated as of June 2, 1999, among United-Pan Europe
             Communications N.V., Bison Acquisition Corp. and each of the holders of Preference Shares of
             @Entertainment, Inc.

       2.6   Confidentiality Agreement between @Entertainment, Inc. and United Pan-Europe Communications N.V., dated
             April 12, 1999 (Incorporated by reference to Exhibit (c)(2) of @Entertainment, Inc.'s Schedule 14D-9)

       4.1   Form of Indenture dated as of January 27, 1999 between @Entertainment and Bankers Trust Company relating to @Entertainment's 14 1/2% Senior Discount Notes due 2009 and its 14 1/2% Series B Senior Discount
             Notes due 2009.

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       4.2   Warrant Agreement, dated as of January 27, 1999 by and between @Entertainment and Bankers Trust Company, relating to 1,027,200 warrants to purchase an aggregate of 1,813,665 shares of common stock.
             (Incorporated by reference to Exhibit 4.6 of @Entertainment, Inc.'s Annual Report on Form 10-K for the
             year ended December 31, 1998.)

       4.3   Form of Preference Warrant Agreement, dated as of January 27, 1999 by and between @Entertainment and
             Bankers Trust Company, relating to 5,500,000 warrants to purchase an aggregate of 5,000,000 shares of common stock.

       4.4   Preference Registration Rights Agreement, dated as of January 27, 1999 among @Entertainment and Morgan
             Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited,
             Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust. (Incorporated by reference to Exhibit
             4.11 of @Entertainment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.)

       4.5   Warrant Registration Rights Agreement dated as of January 27, 1999 between @Entertainment and Merrill
             Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities and Deutsche
             Bank Securities Inc. (Incorporated by reference to Exhibit 4.13 of @Entertainment, Inc.'s Annual Report
             on Form 10-K for the year ended December 31, 1998.)

       4.6   Form of Preference Warrant Registration Rights Agreement, dated as of January 27, 1999 among
             @Entertainment and Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development
             Capital Syndication Limited, Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust.

       4.7   Certificate of Designations, Preferences and Rights of Series A 12% Cumulative Preference Shares and
             Series B 12% Cumulative Preference Shares. (Incorporated by reference to Exhibit 4.15 of @Entertainment,
             Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.)

       4.8   Form of Note Warrant (Contained in Warrant Agreement filed as Exhibit 4.2).

       4.9   Form of Preference Warrant (Contained in Preference Warrant Agreement filed as Exhibit 4.3).

       5.1   Opinion of Baker & McKenzie with respect to legality of the securities being registered.

     12*     Statement re computation of ratios.

      23.1   Consent of KPMG Polska sp. z.o.o. with respect to @Entertainment.

      23.2   Consent of Baker & McKenzie with respect to the legality of the securities being registered (contained in Exhibit 5).

      24     Power of Attorney (included on the signature pages in Part II of this registration statement).

      27     Financial Data Schedule.

* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of London, England on the 30th day of June, 1999.

                                @ ENTERTAINMENT, INC.

                                BY:          /s/ ROBERT E. FOWLER, III
                                     -----------------------------------------
                                               Robert E. Fowler, III
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature to this registration statement appears below hereby appoints Robert E. Fowler, III as his attorney-in-fact to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this registration statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
  /S/ ROBERT E. FOWLER, III     Chief Executive Officer and
------------------------------    Director (Principal           June 30, 1999
    Robert E. Fowler, III         Executive Officer)

                                Chief Financial Officer
   /S/ DONALD MILLER-JONES        (Principal Financial and
------------------------------    Principal Accounting          June 30, 1999
     Donald Miller-Jones          Officer)

      /S/ DAVID T. CHASE        Director
------------------------------                                  June 30, 1999
        David T. Chase

     /S/ ARNOLD L. CHASE        Director
------------------------------                                  June 30, 1999
       Arnold L. Chase

       /S/ DAVID CHANCE         Director
------------------------------                                  June 30, 1999
         David Chance

                                Director
------------------------------
       Samuel Chisholm

    /S/ AGNIESZKA HOLLAND       Director
------------------------------                                  June 30, 1999
      Agnieszka Holland

    /S/ SCOTT A. LANPHERE       Director
------------------------------                                  June 30, 1999
      Scott A. Lanphere

     /S/ JERZY Z. SWIRSKI       Director
------------------------------                                  June 30, 1999
       Jerzy Z. Swirski

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Purchase Agreement dated January 22, 1998 between @Entertainment and Merrill Lynch & Co., Merrill Lynch,
             Pierce, Fenner & Smith Incorporated, and Deutsche Bank Securities Inc. relating to 256,800 units consisting of 14 1/2% Senior Discount Notes due 2009 and 1,027,000 warrants to purchase an aggregate of
             1,813,665 shares of common stock. (Incorporated by reference to Exhibit 1.1 of @Entertainment's
             Registration Statement on Form S-4, Registration No. 333-72361.)

       1.2   Form of Purchase Agreement dated January 22, 1999, between @Entertainment and Arnold Chase, Cheryl
             Chase, and Rhoda Chase relating to 5000 shares of Series B 12% Cumulative Preference Stock and 5,000 warrants to purchase an aggregate of 4,950,000 shares of Common Stock.

       1.3   Form of Purchase Agreement dated January 22, 1999, between @Entertainment and Morgan Grenfell Private
             Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited relating to 45,000 shares of Series A 12% Cumulative Preference Stock and 45,000 Warrants to Purchase an Aggregate of
             4,950,000 Shares of Common Stock.

       2.1   Contribution Agreement among Polish Investment Holdings, LP ("PIHLP"), ECO Holdings Limited Partnership
             ("ECO"), Roger M. Freedman, Steele LLC, the AESOP Fund LP, the Cheryl Anne Chase Marital Trust (the
             "CACMT") and @Entertainment, dated as of June 22, 1997. (Incorporated by reference to Exhibit 2.1 of
             @Entertainment's Registration Statement on Form S-1, Registration No. 333-29869)

       2.2   Purchase Agreement among ECO, @Entertainment, and L. Ciesla International, Inc., dated as of June 22,
             1997. (Incorporated by reference to Exhibit 2.2 of @Entertainment's Registration Statement on Form S-1,
             Registration No. 333-29869)

       2.3   Merger Agreement and Plan of Merger among @Entertainment, Inc., United-Pan Europe Communications N.V.,
             and Bison Acquisition Corp., dated as of June 2, 1999 (Incorporated by reference to Exhibit (c)(1) of
             @Entertainment, Inc.'s Schedule 14D-9)

       2.4   Form of Common Stockholder Agreement, dated as of June 2, 1999, between United-Pan Europe Communications
             N.V., Bison Acquisition Corp. and certain common stockholders of @Entertainment, Inc.

       2.5   Form of Preferred Stockholder Agreement, dated as of June 2, 1999, among United-Pan Europe
             Communications N.V., Bison Acquisition Corp. and each of the holders of Preference Shares of
             @Entertainment, Inc.

       2.6   Confidentiality Agreement between @Entertainment, Inc. and United Pan-Europe Communications N.V., dated
             April 12, 1999 (Incorporated by reference to Exhibit (c)(2) of @Entertainment, Inc.'s Schedule 14D-9)

       4.1   Form of Indenture dated as of January 27, 1999 between @Entertainment and Bankers Trust Company relating to @Entertainment's 14 1/2% Senior Discount Notes due 2009 and its 14 1/2% Series B Senior Discount
             Notes due 2009.

       4.2   Warrant Agreement, dated as of January 27, 1999 by and between @Entertainment and Bankers Trust Company, relating to 1,027,200 warrants to purchase an aggregate of 1,813,665 shares of common stock.
             (Incorporated by reference to Exhibit 4.6 of @Entertainment, Inc.'s Annual Report on Form 10-K for the
             year ended December 31, 1998.)

       4.3   Form of Preference Warrant Agreement, dated as of January 27, 1999 by and between @Entertainment and
             Bankers Trust Company, relating to 5,500,000 warrants to purchase an aggregate of 5,000,000 shares of common stock.

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       4.4   Preference Registration Rights Agreement, dated as of January 27, 1999 among @Entertainment and Morgan
             Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited,
             Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust. (Incorporated by reference to Exhibit
             4.11 of @Entertainment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.)

       4.5   Warrant Registration Rights Agreement dated as of January 27, 1999 between @Entertainment and Merrill
             Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities and Deutsche
             Bank Securities Inc. (Incorporated by reference to Exhibit 4.13 of @Entertainment, Inc.'s Annual Report
             on Form 10-K for the year ended December 31, 1998.)

       4.6   Form of Preference Warrant Registration Rights Agreement, dated as of January 27, 1999 among
             @Entertainment and Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development
             Capital Syndication Limited, Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust.

       4.7   Certificate of Designations, Preferences and Rights of Series A 12% Cumulative Preference Shares and
             Series B 12% Cumulative Preference Shares. (Incorporated by reference to Exhibit 4.15 of @Entertainment,
             Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.)

       4.8   Form of Note Warrant (Contained in Warrant Agreement filed as Exhibit 4.2).

       4.9   Form of Preference Warrant (Contained in Preference Warrant Agreement filed as Exhibit 4.3).

       5.1   Opinion of Baker & McKenzie with respect to legality of the securities being registered.

     12*     Statement re computation of ratios.

      23.1   Consent of KPMG Polska sp. z.o.o. with respect to @Entertainment.

      23.2   Consent of Baker & McKenzie with respect to the legality of the securities being registered (contained in Exhibit 5).

      24     Power of Attorney (included on the signature pages in Part II of this registration statement).

      27     Financial Data Schedule.

*   To be filed by amendment.